                                                                   Exhibit 99(c)



                       Consolidated Financial Statements

                                      of

                   First Union Corporation and Subsidiaries


                               December 31, 1997

FIRST UNION CORPORATION AND SUBSIDIARIES
MANAGEMENT'S STATEMENT OF RESPONSIBILITY
-------------------------------------------------------------------------------


      Management of First Union Corporation and its subsidiaries (the "Corporation") is committed to the highest standards of quality customer service and the enhancement of stockholder value. Management expects the Corporation's employees to respect its customers and to assign the highest priority to customer needs.

      The accompanying consolidated financial statements were prepared in conformity with generally accepted accounting principles and include, as necessary, best estimates and judgments by management. Other financial information contained in this annual report is presented on a basis consistent with the consolidated financial statements unless otherwise indicated.

      To ensure the integrity, objectivity and fairness of the information in these consolidated financial statements, management of the Corporation has established and maintains internal control supplemented by a program of internal audits. The internal control is designed to provide reasonable assurance that assets are safeguarded and transactions are executed, recorded and reported in accordance with management's intentions and authorizations and to comply with applicable laws and regulations. To enhance the reliability of internal control, management recruits and trains highly qualified personnel, and maintains sound risk management practices.

      The consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent auditors, in accordance with generally accepted auditing standards. KPMG Peat Marwick LLP reviews the results of its audit with both management and the Audit Committee of the Board of Directors of the Corporation. The Audit Committee, composed entirely of outside directors, meets periodically with management, internal auditors and KPMG Peat Marwick LLP to determine that each is fulfilling its responsibilities and to support actions to identify, measure and control risks and augment internal controls.





Edward E. Crutchfield
Chairman and
Chief Executive Officer






Robert T. Atwood
Executive Vice President and
Chief Financial Officer


January 21, 1998

FIRST UNION CORPORATION AND SUBSIDIARIES
INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------


Board of Directors and Stockholders
First Union Corporation

      We have audited the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We have conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Union Corporation and subsidiaries at December 31, 1997 and 1996, and the results of their operations and cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.





KPMG Peat Marwick LLP
Charlotte, North Carolina


January 21, 1998


FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------

                                                                                                      December 31,
                                                                                          ------------------------

(In millions, except per share data)                                                             1997        1996
------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                                  $     6,445       7,076
Interest-bearing bank balances                                                                   710         319
Federal funds sold and securities purchased under resale agreements                            7,740       7,802
------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                                                       14,895      15,197
------------------------------------------------------------------------------------------------------------------
Trading account assets                                                                         5,457       4,480
Securities available for sale (amortized cost $21,020 in 1997; $16,799 in 1996)               21,415      16,805
Investment securities (market value $2,322 in 1997; $2,636 in 1996)                            2,175       2,501
Loans, net of unearned income ($3,386 in 1997; $2,431 in 1996)                                96,873     102,316
  Allowance for loan losses                                                                   (1,212)     (1,502)
------------------------------------------------------------------------------------------------------------------
        Loans, net                                                                            95,661     100,814
------------------------------------------------------------------------------------------------------------------
Premises and equipment                                                                         4,233       4,257
Due from customers on acceptances                                                                854         764
Other intangible assets                                                                        2,674       2,905
Other assets                                                                                   9,910       4,124
------------------------------------------------------------------------------------------------------------------
        Total assets                                                                     $   157,274     151,847
------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                                                21,753      20,383
  Interest-bearing deposits                                                                   81,136      82,319
------------------------------------------------------------------------------------------------------------------
        Total deposits                                                                       102,889     102,702
Short-term borrowings                                                                         27,357      24,987
Bank acceptances outstanding                                                                     855         765
Other liabilities                                                                              5,108       3,906
Long-term debt                                                                                 8,042       8,060
------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                    144,251     140,420
------------------------------------------------------------------------------------------------------------------
Guaranteed preferred beneficial interests in Corporation's junior subordinated
  deferrable interest debentures                                                                 991         495
------------------------------------------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY
Preferred stock                                                                                    -           -
Common stock, $3.33-1/3 par value; authorized 750,000,000 shares, outstanding
  636,393,722 shares in 1997; 640,781,862 shares in 1996                                       2,121       2,136
Paid-in capital                                                                                1,384       1,668
Retained earnings                                                                              8,273       7,126
Unrealized gain on debt and equity securities, net                                               254           2
------------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                                                            12,032      10,932
------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                                       $   157,274     151,847
------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.


FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
---------------------------------------------------------------------------------------------------------------------

                                                                                             Years Ended December 31,
                                                                               --------------------------------------

(In millions, except per share data)                                                   1997         1996         1995
---------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                     $     8,771        8,310        7,866
Interest and dividends on securities available for sale                              1,267        1,282          833
Interest and dividends on investment securities
  Taxable income                                                                       114          130          416
  Nontaxable income                                                                     57           70          118
Trading account interest                                                               315          302          122
Other interest income                                                                  409          366          198
---------------------------------------------------------------------------------------------------------------------
        Total interest income                                                       10,933       10,460        9,553
---------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on deposits                                                                 3,264        3,190        3,075
Interest on short-term borrowings                                                    1,408        1,312          942
Interest on long-term debt                                                             518          493          407
---------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                       5,190        4,995        4,424
---------------------------------------------------------------------------------------------------------------------
Net interest income                                                                  5,743        5,465        5,129
Provision for loan losses                                                              840          449          259
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                  4,903        5,016        4,870
---------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Trading account profits                                                                204          131           81
Service charges on deposit accounts                                                    854          734          684
Mortgage banking income                                                                247          194          180
Capital management income                                                              882          607          461
Securities available for sale transactions                                              31           36           45
Investment security transactions                                                         3            4            6
Fees for other banking services                                                        151          172          172
Equipment lease rental income                                                          187          112           32
Sundry income                                                                          837          646          515
---------------------------------------------------------------------------------------------------------------------
        Total noninterest income                                                     3,396        2,636        2,176
---------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE
Salaries                                                                             2,221        1,994        1,811
Other benefits                                                                         495          457          396
---------------------------------------------------------------------------------------------------------------------
        Personnel expense                                                            2,716        2,451        2,207
Occupancy                                                                              401          389          394
Equipment                                                                              524          448          352
Advertising                                                                            103           61           90
Telecommunications                                                                     121          113          101
Travel                                                                                 110           99           84
Postage, printing and supplies                                                         170          178          161
FDIC assessment                                                                         23           41          129
Professional fees                                                                      134          102          196
External data processing                                                                94          146          101
Other intangible amortization                                                          277          250          235
Merger-related and restructuring charges                                               269          281           94
SAIF special assessment                                                                  -          135            -
Sundry expense                                                                         647          459          513
---------------------------------------------------------------------------------------------------------------------
        Total noninterest expense                                                    5,589        5,153        4,657
---------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                           2,710        2,499        2,389
Income taxes                                                                           814          875          848
---------------------------------------------------------------------------------------------------------------------
        Net income                                                                   1,896        1,624        1,541
Dividends on preferred stock                                                             -            9           26
---------------------------------------------------------------------------------------------------------------------
        Net income applicable to common stockholders                           $     1,896        1,615        1,515
---------------------------------------------------------------------------------------------------------------------
PER COMMON SHARE DATA
Basic earnings                                                                 $      3.03         2.61         2.44
Diluted earnings                                                                      2.99         2.58         2.38
Cash dividends                                                                 $      1.22         1.10         0.98
AVERAGE COMMON SHARES (In thousands)
Basic                                                                              625,649      619,237      619,777
Diluted                                                                            633,772      625,224      637,186
--------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------------------





(Shares in thousands,                     Preferred Stock             Common Stock         Paid-in    Retained
                                    -------------------------   -------------------------
  dollars in millions)                 Shares     Amount          Shares       Amount       Capital    Earnings
-------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994,
  as originally reported             5,213       $  230          285,361    $     951        2,361      5,022
Common stock issued in
  1997 two-for-one stock split          -            -           285,361          951         (951)        -
-------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994,
  as restated                        5,213          230          570,722        1,902        1,410      5,022
Stockholders' equity of
  pooled bank not restated
  prior to 1995                        -             -            64,501          215          277        641
Net income                             -             -                -            -            -       1,541
Purchase of common stock
  primarily for acquisitions           -             -           (51,154)        (171)      (1,037)        -
Common stock issued for
  stock options exercised              -             -            13,791           46          215        (51)
Common stock issued
  through dividend
  reinvestment plan                    -             -             2,368            7           44          1
Common stock issued for
  purchase accounting
  acquisitions                         -             -            25,090           84          527         -
Converted preferred stock           (1,574)         (40)           3,316           12           53        (25)
Pre-merger transactions of
  pooled bank                         (251)          (7)          (7,812)         (26)        (161)      (383)
Cash dividends paid by
  First Union Corporation
    8.90% per Series 1990
    preferred share                     -            -                -            -            -          (7)
    $0.98 per common share              -            -                -            -            -        (336)
  Acquired banks
    Preferred shares                    -            -                -            -            -         (19)
    Common shares                       -            -                -            -            -        (213)
Unrealized gain on debt and
  equity securities                     -            -                -            -            -          -
-------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995           3,388          183          620,822        2,069        1,328      6,171
Net income                              -            -                -            -            -       1,624
Redemption of preferred
  stock                               (433)        (109)              -            -            -          -
Purchase of common stock
  primarily for purchase
  accounting acquisitions               -            -          (30,568)        (100)        (868)         -
Common stock issued for
  stock options exercised               -            -           10,930           36          217          -
Common stock issued
  through dividend
  reinvestment plan                     -            -            1,380            5           35          -
Common stock issued for
  purchase accounting
  acquisitions                          -            -           31,994          106          902          -
Converted preferred stock           (2,955)         (74)          6,224           20           54          -
Cash dividends paid by
  First Union Corporation
    Preferred shares                    -            -               -            -            -          (9)
    $1.10 per common share              -            -               -            -            -        (611)
  Acquired bank
    Common shares                       -            -               -            -            -         (49)
Unrealized loss on debt and
  equity securities                     -            -               -            -            -          -
-------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996              -            -          640,782        2,136        1,668      7,126
-------------------------------------------------------------------------------------------------------------------
                                   Unrealized
                                         Gain
                                    (Loss) on
                                     Debt and
(Shares in thousands,                Equity
  dollars in millions)             Securities     Total
-------------------------------------------------------------
Balance, December 31, 1994,
  as originally reported           (290)          8,274
Common stock issued in
  1997 two-for-one stock split       -               -
-------------------------------------------------------------
Balance, December 31, 1994,
  as restated                      (290)          8,274
Stockholders' equity of
  pooled bank not restated
  prior to 1995                     (22)          1,111
Net income                           -            1,541
Purchase of common stock
  primarily for acquisitions         -           (1,208)
Common stock issued for
  stock options exercised            -              210
Common stock issued
  through dividend
  reinvestment plan                  -               52
Common stock issued for
  purchase accounting
  acquisitions                       -              611
Converted preferred stock            -               -
Pre-merger transactions of
  pooled bank                        -             (577)
Cash dividends paid by
  First Union Corporation
    8.90% per Series 1990
    preferred share                  -               (7)
    $0.98 per common share           -             (336)
  Acquired banks
    Preferred shares                 -              (19)
    Common shares                    -             (213)
Unrealized gain on debt and
  equity securities                 468             468
-------------------------------------------------------------
Balance, December 31, 1995          156           9,907
Net income                           -            1,824
Redemption of preferred
  stock                              -             (109)
Purchase of common stock
  primarily for purchase
  accounting acquisitions            -             (968)
Common stock issued for
  stock options exercised            -              253
Common stock issued
  through dividend
  reinvestment plan                  -               40
Common stock issued for
  purchase accounting
  acquisitions                       -            1,008
Converted preferred stock            -               -
Cash dividends paid by
  First Union Corporation
    Preferred shares                 -               (9)
    $1.10 per common share           -             (611)
  Acquired bank
    Common shares                    -              (49)
Unrealized loss on debt and
  equity securities                (154)           (154)
-------------------------------------------------------------
Balance, December 31, 1996            2          10,932
-------------------------------------------------------------





(Shares in thousands,             Preferred Stock                     Common Stock              Paid-in         Retained
                         -----------------------------        --------------------------
  dollars in millions)         Shares          Amount            Shares          Amount         Capital         Earnings
----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996         -             -             640,782           2,136           1,668           7,126
Net income                         -             -                  -               -               -            1,896
Purchase of common stock           -             -             (23,973)            (80)           (944)             -
Common stock issued for
  stock options exercised          -             -              11,344              38             301              -
Common stock issued
  through dividend
  reinvestment plan                -             -                 624               2              23              -
Common stock issued
  through public offering          -             -               7,500              25             333              -
Common stock issued for
  purchase accounting
  acquisitions                     -             -                 117              -                3              -
Cash dividends paid by
  First Union Corporation
    $1.22 per common share         -             -                  -               -               -            (711)
  Acquired bank
    Common shares                  -             -                  -               -               -             (38)
Unrealized gain on debt and
  equity securities                -             -                  -               -               -              -
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997         -        $    -             636,394       $   2,121           1,384           8,273
------------------------------------------------------------------------------------------------------------------------
See accompanying Notes to Consolidated Financial Statements.
                            Unrealized
                                  Gain
                             (Loss) on
                              Debt and
(Shares in thousands,           Equity
  dollars in millions)       Securities       Total
-------------------------------------------------------
Balance, December 31, 1996      2            10,932
Net income                      -             1,896
Purchase of common stock        -            (1,024)
Common stock issued for
  stock options exercised       -               339
Common stock issued
  through dividend
  reinvestment plan             -                25
Common stock issued
  through public offering       -               358
Common stock issued for
  purchase accounting
  acquisitions                  -                 3
Cash dividends paid by
  First Union Corporation
    $1.22 per common share      -              (711)
  Acquired bank
    Common shares               -               (38)
Unrealized gain on debt and
  equity securities           252               252
-------------------------------------------------------
Balance, December 31, 1997    254            12,032
-------------------------------------------------------
See accompanying Notes to Consolidated Financial Statements.


FIRST UNION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Years Ended December 31,
                                                                                            ------------------------------------
(In millions)                                                                                      1997        1996        1995
--------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                                 $     1,896       1,624       1,541
Adjustments to reconcile net income to net cash provided (used) by operating activities
  Accretion and amortization of securities discounts and premiums, net                              40          37         (34)
  Provision for loan losses                                                                        840         449         259
  Provision for foreclosed properties                                                                2          (1)         (3)
  Gain on sale of mortgage servicing rights                                                         (1)        (49)         (1)
  Securities available for sale transactions                                                       (31)        (36)        (45)
  Investment security transactions                                                                  (3)         (4)         (5)
  Depreciation and amortization                                                                    795         668         582
  Deferred income taxes                                                                            545         540         396
  Trading account assets, net                                                                     (977)     (2,092)       (677)
  Mortgage loans held for resale                                                                  (568)       (102)       (386)
  (Gain) loss on sales of premises and equipment                                                     5          (3)         11
  Gain on sale of segregated assets                                                                 (7)        (12)        (18)
  Other assets, net                                                                               (797)      1,021         186
  Other liabilities, net                                                                           657        (254)        102
--------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                                2,396       1,786       1,908
--------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of securities available for sale                                                         9,121      19,953       8,943
  Maturities of securities available for sale                                                    1,471       3,307       2,294
  Purchases of securities available for sale                                                   (14,806)    (18,059)    (10,089)
  Calls and underdeliveries of investment securities                                                 4          10          33
  Maturities of investment securities                                                              505         803       2,640
  Purchases of investment securities                                                              (190)       (172)     (3,668)
  Origination of loans, net                                                                      1,688      (1,816)     (6,697)
  Sales of premises and equipment                                                                  160          60          47
  Purchases of premises and equipment                                                             (558)     (1,047)       (667)
  Other intangible assets, net                                                                     (44)        (18)        (72)
  Purchase of bank-owned separate account life insurance                                        (2,011)          -           -
  Cash equivalents acquired, net of purchases of banking organizations                               6        (484)      2,527
--------------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by investing activities                                        (4,654)      2,537      (4,709)
--------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in cash realized from
  Purchases (sales) of deposits, net                                                               160      (2,593)     (3,230)
  Securities sold under repurchase agreements and other short-term borrowings, net               2,370       2,423       6,983
  Issuance of guaranteed preferred beneficial interests                                            495         495           -
  Issuances of long-term debt                                                                    1,148       1,817       3,346
  Increase in long-term debt due to a spin-off of an acquired company                                -           -       1,388
  Payments of long-term debt                                                                    (1,166)     (1,421)       (777)
  Sales of common stock                                                                            722         293         262
  Purchases of preferred stock                                                                       -           -          (7)
  Redemption of preferred stock                                                                      -        (109)          -
  Purchases of common stock                                                                     (1,024)       (968)     (1,208)
  Cash dividends paid                                                                             (749)       (669)       (575)
--------------------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by financing activities                                         1,956        (732)      6,182
--------------------------------------------------------------------------------------------------------------------------------
        Increase (decrease) in cash and cash equivalents                                          (302)      3,591       3,381
        Cash and cash equivalents, beginning of year                                            15,197      11,606       8,225
--------------------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents, end of year                                             $    14,895      15,197      11,606
--------------------------------------------------------------------------------------------------------------------------------
CASH PAID FOR
Interest                                                                                   $     5,960       5,040       4,338
Income taxes                                                                                       308         242         471
NONCASH ITEMS
Increase in securities available for sale                                                            -         289       6,983
Decrease in investment securities                                                                    -           -      (6,304)
Increase in other assets                                                                             -           -          15
Increase in assets available for sale and a decrease in loans                                    3,200           -           -
Increase in foreclosed properties and a decrease in loans                                            8          39          67
Conversion of preferred stock to common stock                                                         -         74          40
Issuance of common stock for purchase accounting acquisitions                                        3       1,008         611
Effect on stockholders' equity of an unrealized gain (loss) on debt and equity securities included in
    Securities available for sale                                                                  389        (262)        664
    Other assets (deferred income taxes)                                                   $       137        (108)        196
--------------------------------------------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

FIRST UNION CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

  First Union Corporation (the "Parent Company") is a bank holding company whose principal wholly owned subsidiaries are national banking associations using the name First Union National Bank; First Union Capital Markets Corp., an investment banking firm; First Union Mortgage Corporation, a mortgage banking firm; First Union Brokerage Services, Inc., a securities brokerage firm; and certain business trusts as more fully described in Note 11.

  The accounting and reporting policies of First Union Corporation and subsidiaries (the "Corporation") are in accordance with generally accepted accounting principles and conform to general practices within the banking, investment banking and mortgage banking industries. The consolidated financial statements include accounts of the Parent Company and all its subsidiaries. In consolidation, all significant intercompany accounts and transactions are eliminated.

  The Corporation is a diversified financial services company with principal operations in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. Its foreign banking operations are immaterial.

  Management of the Corporation has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include cash and due from banks, interest-bearing bank balances and federal funds sold and securities purchased under resale agreements. Generally, both cash and cash equivalents are considered to have maturities of three months or less, and accordingly, the carrying amount of such instruments is deemed to be a reasonable estimate of fair value.

SECURITIES

  The classification of securities is determined at the date of commitment or purchase. Gains or losses on the sale of securities are recognized on a specific identification, trade date basis.

  Trading account assets, primarily debt securities, and trading derivatives, which include interest rate futures, options, caps, floors and forward contracts, are recorded at market value. Included in noninterest income are realized and unrealized gains and losses resulting from such market value adjustments and from recording the results of sales of trading account securities.

  Securities available for sale, primarily debt securities, are recorded at market value with a corresponding adjustment net of tax recorded as a component of stockholders' equity. Securities available for sale are used as a part of the Corporation's interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk and other factors.

  Investment securities, primarily debt securities, are stated at cost, net of the amortization of premium and the accretion of discount. The Corporation intends and has the ability to hold such securities until maturity.

  The market value of securities, including securities sold not owned, is generally based on quoted market prices or dealer quotes. If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

INTEREST RATE SWAPS, FLOORS AND CAPS

  The Corporation uses interest rate swaps, floors and caps for interest rate risk management, in connection with providing risk management services to customers and for trading for its own account.

  Interest rate swaps, floors and caps used to achieve interest rate risk management objectives are designated as hedges of specific assets and liabilities. The net interest payable or receivable on swaps, floors and caps is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for purchased floors and caps are amortized over the term of the floors and caps as a yield adjustment of the related asset or liability. Floors and caps are written only to adjust the amount or term of purchased floors and caps to more effectively reduce interest rate risk, and a net written position is not created. Premiums received on floors and caps offset the premium paid on the floors and caps they adjust. On the early termination of swaps, floors and caps, the net proceeds received or paid, including premiums, are deferred and included in other assets or liabilities, and they are amortized over the shorter of the remaining contract life or the maturity of the related asset or liability.

--------------------------------------------------------------------------------

  On disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any deferred amount is recognized in earnings. Additionally, the fair value of the swap, floor and cap agreements, and changes in fair value as a result of changes in market interest rates, are not recognized in the consolidated financial statements. These hedges are designed to be effective hedges of the hedged items, and if determined to be ineffective, they are recorded at market value. The rate indices specified in the floors and caps have been, and they are expected to be, highly correlated with the interest rates of the hedged items.

  Interest rate swaps, floors and caps entered into for trading purposes and sold to customers are recorded at market value with both realized and unrealized gains and losses recognized as trading profits. The fair value of these financial instruments represents the estimated amount the Corporation would receive or pay to terminate the contracts or agreements, and it is determined using a valuation model that considers current market yields, quoted prices and other relevant variables.

INTEREST RATE FUTURES, FORWARD AND OPTION CONTRACTS

  The Corporation uses interest rate futures, forward and option contracts for interest rate risk management and in connection with hedging interest rate products sold to customers.

  Interest rate futures and option contracts are used to hedge interest rate risk arising from specific financial instruments. Gains and losses on interest rate futures are (i) deferred and included in the carrying value of the related assets or liabilities, and (ii) amortized over the estimated lives of those assets and liabilities as a yield adjustment. Premiums paid for option contracts are included in other assets, and they are amortized over the option term as a yield adjustment of the related asset or liability. On the early termination of futures contracts, the deferred amounts are amortized over the remaining maturity of the related asset or liability. On disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any deferred amount is recognized in earnings. Additionally, interest rate futures and forwards that are designed as hedges are expected to reduce overall interest rate risk, and they have been, and they are expected to be, highly correlated with the interest rate risk of the hedged items. Interest rate futures and forwards that do not reduce overall interest rate risk or that are not highly correlated are recorded at market value.

  Interest rate futures, forward and option contracts used to hedge risk management products sold to customers are recorded at market value, and both the realized and unrealized gains and losses are recognized as trading profits. The market value of these financial instruments is based on dealer or exchange quotes.

LOANS

  Commercial, financial and agricultural loans include industrial revenue bonds, highly leveraged transaction loans and certain other loans that are made primarily on the strength of the borrower's general credit standing and ability to generate repayment cash flows from income sources even though such bonds and loans may be secured by real estate or other assets. Commercial real estate construction and mortgage loans represent interim and permanent financing of commercial properties that are secured by real estate. Retail real estate mortgage loans represent 1-4 family first mortgage loans. Bankcard installment loans include credit card, instant cash reserve, signature and First Choice unsecured revolving lines of credit. Retail installment loans represent all other consumer loans, including home equity and second mortgage loans.

  Mortgage notes held for sale are valued at the lower of cost or market value as determined by outstanding commitments from investors or current investor yield requirements calculated on the aggregate loan basis. Gains or losses resulting from sales of mortgage loans are recognized when the proceeds are received from investors.

  In many lending transactions, collateral is taken to provide an additional measure of security. Generally, the cash flow or earning power of the borrower represents the primary source of repayment, and collateral liquidation is a secondary source of repayment. The Corporation determines the need for collateral on a case-by-case or product-by-product basis. Factors considered include the current and prospective creditworthiness of the customer, terms of the instrument and economic conditions.

  Unearned income is generally accreted to interest income using the constant yield method. Interest income is recorded on an accrual basis.

  A loan is considered to be impaired when based on current information, it is probable the Corporation will not receive all amounts due in accordance with the contractual terms of a loan agreement. Discounted cash flows using stated loan rates or the estimated collateral fair value are used in determining the value of impaired loans.

--------------------------------------------------------------------------------

When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent any interest has been foregone, and then they are recorded as recoveries of any amounts previously charged off. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement.

  A loan is also considered impaired if its terms are modified in a troubled debt restructuring after January 1, 1995. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting. As of December 31, 1997 and 1996, there were no accruing impaired loans.

  The accrual of interest is generally discontinued on all loans, except consumer loans, that become 90 days past due as to principal or interest unless collection of both principal and interest is assured by way of collateralization, guarantees or other security. Generally, loans past due 180 days or more are placed on nonaccrual status regardless of security. Consumer loans and bankcard products that become approximately 120 days and 180 days past due, respectively, are generally charged to the allowance for loan losses. When borrowers demonstrate over an extended period the ability to repay a loan in accordance with the contractual terms of a loan the Corporation has classified as nonaccrual, such loan is returned to accrual status.

  Fair values are estimated for loans with similar financial characteristics. These loans are segregated by type of loan, considering credit risk and prepayment characteristics. Each loan category is further segmented into fixed and adjustable rate categories.

  The fair values of performing loans for all portfolios are calculated by discounting estimated cash flows through expected maturity dates. These cash flows are discounted using estimated market yields that reflect the credit and interest rate risks inherent in each category of loans. Such market yields also reflect a component for the estimated cost of servicing the portfolio. A prepayment assumption is used as an estimate of the number of loans that will be repaid prior to their scheduled maturity.

  For performing residential mortgage loans, fair values are estimated using a discounted cash flow analysis utilizing yields of comparable mortgage-backed securities. The loan portfolio is segmented into homogeneous pools based on loan types, coupon rates, maturities, prepayment characteristics and credit risk. These pools are compared with similar mortgage-backed securities to arrive at an appropriate discount rate; whole loan liquidity and risk characteristics are considered within the comparison.

  The fair value of nonperforming loans is calculated by estimating the timing and amount of cash flows. These cash flows are discounted using estimated market yields commensurate with the risk associated with such cash flows. Estimates of cash flows are made using knowledge of the borrower and available market data.

  The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. Generally, for fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of commitments and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

ALLOWANCE FOR LOAN LOSSES

  The allowance for loan losses is the amount considered adequate to provide for potential losses in the portfolio. Management's evaluation of the adequacy of the allowance is based on a review of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various classifications of loans, the fair value of underlying collateral and other factors.

  Management believes the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in economic conditions.

  In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's bank subsidiaries' allowances for losses on loans and real estate owned. Such agencies may require such subsidiaries to recognize changes to the allowances based on their judgments about information available to them at the time of their examination.

--------------------------------------------------------------------------------

PREMISES AND EQUIPMENT

  Premises and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis for financial purposes and on straight-line and accelerated bases for tax purposes, using estimated lives generally as follows: buildings, 10 to 50 years; furniture and equipment, 3 to 10 years; and leasehold improvements and capitalized leases, over the lives of the respective leases.

INTANGIBLE ASSETS

  Generally, goodwill is amortized on a straight-line basis over periods ranging from 15 to 25 years. The Corporation's unamortized goodwill is periodically reviewed to ensure that there are no conditions which exist indicating that the recorded amount of goodwill is not recoverable from future undiscounted cash flows. The review process includes an evaluation of the earnings history of each subsidiary, its contribution to the Corporation, capital levels and other factors. If events or changes in circumstances indicate further evaluation is warranted, the undiscounted net cash flows of the operations to which goodwill relates are estimated. If the estimated undiscounted net cash flows are less than the carrying amount of goodwill, a loss is recognized to reduce goodwill's carrying value to fair value, and when appropriate, the amortization period is also reduced. Unamortized goodwill associated with disposed assets is charged to current earnings. Credit card premiums are amortized principally over the estimated period of benefit not to exceed 10 years using the sum-of-the-years' digits method. Deposit base premiums are amortized principally over a 10-year period using accelerated methods. Annually, the fair value of the unamortized balance of such premiums is estimated on a discounted cash flow basis, and if such value is less than such balance, the difference is charged to noninterest expense.

FORECLOSED PROPERTIES

  Foreclosed properties are included in other assets, and they represent other real estate that has been acquired through loan or in-substance foreclosures or deeds received in lieu of loan payments. Generally, such properties are appraised annually, and they are recorded at the lower of cost or fair value less estimated selling costs. When appropriate, adjustments to cost are charged or credited to the allowance for foreclosed properties.

TRANSFERS AND SERVICING OF FINANCIAL ASSETS

  The Corporation records the securitization or transfer of assets as sales when the assets securitized or transferred have been isolated from the Corporation and the transferee obtains the unconditional right to pledge or exchange the assets, or the transferee is a qualifying special purpose entity. Transfers not meeting these criteria are generally treated as secured borrowings. Gains or losses on the securitization or transfer of assets determined to be sales are based on the fair value of the assets obtained and liabilities assumed less the carrying value of the assets sold. Any servicing assets or other interests retained remain on the balance sheet at their allocated carrying value based on relative fair value. Servicing assets purchased are initially recorded at fair value. Gains or losses resulting from the securitization or transfer of assets are recorded in noninterest income. Retained residual interests subject to prepayment risk are recorded as trading account assets or as securities available for sale. Servicing assets and liabilities are included in other assets and other liabilities, and they are amortized to noninterest income in proportion to net servicing income.

  Servicing assets are evaluated for impairment based on the fair value of those assets. Fair values are estimated based on market prices for similar servicing assets and on the discounted estimated future net cash flows based on market consensus loan prepayment estimates, historical prepayment rates, interest rates, and other economic factors. For purposes of impairment evaluation, the servicing assets are stratified based on predominant risk characteristics of the underlying loans, including loan type (conventional or government), amortization type (fixed or adjustable), note rate, and in certain instances, period of origination. To the extent the carrying value of the servicing asset exceeds fair value by individual stratum, a valuation allowance is established. Servicing assets amounted to $421 million and $282 million at December 31, 1997 and 1996, respectively.

PENSION AND SAVINGS PLANS

  Substantially all employees with one year of service are eligible for participation in a non-contributory, defined benefit pension plan and a matching savings plan. Pension cost is determined annually by an actuarial valuation, which includes service costs for the current year and amortization of amounts related to prior years. The Corporation's funding policy is to contribute to the pension plan the amount required to fund the benefits expected to be earned for the current year and to amortize amounts related to prior years using the projected unit credit valuation method. The difference between the pension cost included in current income and the funded amount is included in other assets or other liabilities, as appropriate. Actuarial assumptions are evaluated annually.

--------------------------------------------------------------------------------

  The matching savings plan permits eligible employees to make basic contributions to the plan of up to six percent of base compensation and supplemental contributions of up to nine percent of base compensation. Annually, on approval of the Board of Directors, employee basic contributions may be matched up to six percent of the employee's base compensation.

INCOME TAXES

  The operating results of the Parent Company and its eligible subsidiaries are included in a consolidated federal income tax return. Each subsidiary pays its allocation of federal income taxes to the Parent Company or receives payment from the Parent Company to the extent tax benefits are realized. Where state income tax laws do not permit consolidated income tax returns, applicable state income tax returns are filed.

INCOME PER COMMON SHARE

  Basic earnings per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted earnings per share is computed by dividing such net income by the sum of such weighted average number of shares and the potentially dilutive shares, including restricted stock awards, that could occur through the issuance of common stock options or convertible securities.

--------------------------------------------------------------------------------

NOTE 2: ACQUISITIONS
      On November 28, 1997, the Corporation acquired Signet Banking Corporation ("Signet"), a bank holding company based in Virginia. The merger was accounted for as a pooling of interests, and accordingly, all historical financial information for the Corporation has been restated to include Signet historical information for all periods presented herein. At September 30, 1997, Signet had assets of $11 billion, net loans of $7 billion, deposits of $8 billion and net income applicable to common stockholders of $73 million.
      As a result of the merger, each of the 61 million net outstanding shares of Signet common stock was converted into 1.10 shares of the Corporation's common stock and common stock equivalents, except that cash was paid for fractional share interests.
      Additionally, merger-related and restructuring charges associated with the Signet merger of $269 million ($194 million after tax) are included as a component of noninterest expense in 1997. The remaining unpaid balance of the initial accrual of $269 million is $169 million at December 31, 1997. The remaining restructuring charges will be paid primarily in 1998, and they include $17 million of noncash charges.
      At December 31, 1997, the Corporation had two pending acquisitions, both of which were consummated in January 1998. The first relates to the purchase accounting acquisition of Covenant Bancorp, Inc. ("Covenant"), which at December 31, 1997, had assets of $415 million, for 1.6 million shares of the Corporation's common stock, substantially all of which were repurchased in the open market at a cost of $79 million. The second relates to the pooling of interests accounting acquisition of Wheat First Butcher Singer, Inc. ("Wheat First"), which at December 31, 1997 had assets of $1 billion and stockholders' equity of $171 million for 10.3 million shares of the Corporation's common stock. Financial information related to Wheat First is not considered material to the historical results of the Corporation, and accordingly, the Corporation's financial statements will not be restated.
      The Corporation entered into an Agreement and Plan of Mergers on November 18, 1997, providing for the pooling of interests acquisition of CoreStates Financial Corp ("CoreStates"), a multi-bank holding company based in Pennsylvania, and for the exchange of 1.62 shares of the Corporation's common stock for each share of CoreStates common stock, subject to increase under certain circumstances. The Corporation expects to take an after-tax, merger-related and restructuring charge of $795 million in 1998. Additionally, the Corporation expects to consummate the merger in the first half of 1998, subject to regulatory approvals and other conditions of closing. At December 31, 1997, CoreStates had assets of $48 billion, net loans of $35 billion, deposits of $34 billion, stockholders' equity of $3 billion and net income applicable to common stockholders of $813 million. Certain pro forma financial information related to the Corporation and CoreStates and which does not include information related to Covenant or Wheat First follows.


                                                                                             Years Ended December 31,
                                                                                ----------------------------------------------
(In millions, except per share data)                                                  1997              1996              1995
------------------------------------------------------------------------------------------------------------------------------
(Unaudited)
Interest income                                                            $       14,362            13,758            13,028
Interest expense                                                                    6,452             6,151             5,732
Provision for loan losses                                                           1,103               678               403
Noninterest income                                                                  4,322             3,535             3,058
Noninterest expense                                                                 7,336             6,930             6,542
Income taxes                                                                        1,084             1,261             1,213
------------------------------------------------------------------------------------------------------------------------------
Net income                                                                          2,709             2,273             2,196
Dividends on preferred stock                                                           -                  9                26
------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                               $        2,709             2,264             2,170
------------------------------------------------------------------------------------------------------------------------------
Basic earning per share                                                    $         2.84              2.33              2.21
Diluted earning per share                                                  $         2.80              2.30              2.17
------------------------------------------------------------------------------------------------------------------------------
Assets                                                                     $      205,735           197,341           188,855
Loans, net of unearned income                                                     131,687           134,647           127,905
Deposits                                                                          137,077           136,429           134,112
Stockholders' equity                                                       $       15,269            14,628            13,783
------------------------------------------------------------------------------------------------------------------------------

      On January 1, 1996, the Corporation acquired First Fidelity Bancorporation ("First Fidelity"), a multi-bank holding company based in New Jersey. The merger was accounted for as a pooling of interests, and accordingly, all historical financial information for the Corporation has been restated to include First Fidelity historical information for all periods presented herein. At December 31, 1995, First Fidelity had assets of $35 billion, net loans of $25 billion, deposits of $28 billion and net income applicable to common stockholders of $398 million.
      As a result of the merger, each of the 79 million net outstanding shares of First Fidelity common stock was converted into 1.35 shares of the Corporation's common stock and common stock equivalents, except that cash was paid for fractional share interests. In addition, the 3 million net outstanding shares of First Fidelity Series B Convertible Preferred Stock were converted into a like number of shares of the Corporation's Series B Convertible Class A Preferred Stock (the "Series B Stock") having substantially identical terms as the First Fidelity Series B, the 350,000 outstanding shares of First Fidelity Series D Adjustable Rate Cumulative Preferred Stock were converted into a like number of shares of the Corporation's Series D Adjustable Rate Cumulative Class A Preferred Stock (the "Series D Stock") having substantially identical terms as the First Fidelity Series D, and the 3 million net outstanding First Fidelity Depository Receipts (each representing a 1/40th interest in a share of First Fidelity Series F 10.64% Preferred Stock (74,130 net outstanding shares) were converted into a like number of the Corporation's Depository Receipts (each representing a 1/40th interest in the Corporation's Series F 10.64% Class A Preferred Stock (the "Series F Stock") having substantially identical terms as the First Fidelity Series F. See Note 12 for information related to the redemption of the Series B Stock, the Series D Stock and the Series F Stock.
      Additionally, merger-related and restructuring charges associated with the First Fidelity merger of $281 million ($181 million after tax) and $94 million ($73 million after tax) are included as a component of noninterest expense in 1996 and 1995, respectively. The remaining unpaid balance of the initial accrual of $375 million was $29 million at December 31, 1996 , and it was paid in 1997.
      In 1996, various banking subsidiaries of the Parent Company also acquired twelve financial institutions and certain other assets which in the aggregate amounted to the addition of $7.8 billion in assets, $4.8 billion in net loans and $5.1 billion in deposits. The purchase method of accounting, which requires
(i) no restatement of the Corporation's historical financial statements, and
(ii) the inclusion of the acquired company's financial information on a fair value basis only from the date of consummation, was used in these transactions. With respect to these transactions, the Parent Company issued 32 million shares of its common stock in exchange for the common stock of certain of the acquired financial institutions, and it paid cash for the other financial institutions and assets, which in the aggregate amounted to $1.1 billion. These transactions resulted in an increase to stockholders' equity of $1.0 billion, and the increase was reduced by the Parent Company's purchase in the open market of 24 million shares of its common stock for $764 million in 1996. These transactions also resulted in an increase in goodwill of $595 million, which will be amortized on a straight-line basis over 25 years, and in deposit base premium of $70 million, which will be amortized on an accelerated basis over 10 years.

---------------------------------------------------------------------------------------------------------------------------------

NOTE 3: SECURITIES AVAILABLE FOR SALE
                                                                                                                December 31, 1997
                                         ----------------------------------------------------------------------------------------
                                                                                              Gross Unrealized
                                          1 Year         1-5     5-10    After 10            ------------------        Amortized
(In millions)                            or Less       Years    Years     Years       Total    Gains    Losses             Cost
---------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
U.S. Treasury                           $    175         785    1,420       178       2,558     (116)        -            2,442
U.S. Government agencies                       1       5,542    7,702         4      13,249     (232)        3           13,020
Collateralized mortgage obligations          317       1,794      142         -       2,253      (25)        7            2,235
State, county and municipal                    6           3       20        63          92        -         -               92
Other                                         83       2,147      176       857       3,263      (42)       10            3,231
---------------------------------------------------------------------------------------------------------------------------------
        Total                           $    582      10,271    9,460     1,102      21,415     (415)       20           21,020
---------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
Debt securities                         $    582      10,205    9,460       394      20,641     (404)       19           20,256
Sundry securities                              -          66        -       708         774      (11)        1              764
---------------------------------------------------------------------------------------------------------------------------------
        Total                           $    582      10,271    9,460     1,102      21,415     (415)       20           21,020
---------------------------------------------------------------------------------------------------------------------------------
AMORTIZED COST
Debt securities                         $    569      10,077    9,224       386      20,256
Sundry securities                              -          66        -       698         764
-------------------------------------------------------------------------------------------
        Total                           $    569      10,143    9,224     1,084      21,020
-------------------------------------------------------------------------------------------
                                                                                                                December 31, 1996
                                         ----------------------------------------------------------------------------------------
                                                                                              Gross Unrealized
                                          1 Year         1-5     5-10    After 10            ------------------        Amortized
(In millions)                            or Less       Years    Years     Years       Total    Gains    Losses             Cost
---------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
U.S. Treasury                           $    183       1,868       50         2       2,103       (9)       14            2,108
U.S. Government agencies                       9       2,490    8,969        26      11,494      (43)       60           11,511
Collateralized mortgage obligations           32         928        -         -         960       (5)        5              960
State, county and municipal                   13           7       13        26          59       (1)        -               58
Other                                         97       1,050       89       953       2,189      (42)       15            2,162
---------------------------------------------------------------------------------------------------------------------------------
        Total                           $    334       6,343    9,121     1,007      16,805     (100)       94           16,799
---------------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
Debt securities                         $    334       6,326    9,121       187      15,968      (84)       94           15,978
Sundry securities                              -          17        -       820         837      (16)        -              821
---------------------------------------------------------------------------------------------------------------------------------
        Total                           $    334       6,343    9,121     1,007      16,805     (100)       94           16,799
---------------------------------------------------------------------------------------------------------------------------------
AMORTIZED COST
Debt securities                         $    333       6,298    9,149       198      15,978
Sundry securities                              -          16        -       805         821
-------------------------------------------------------------------------------------------
        Total                           $    333       6,314    9,149     1,003      16,799
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------

      Securities available for sale with an aggregate amortized cost of $4.9 billion at December 31, 1997, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
      Included in "U.S. Government agencies" and "Other" at December 31, 1997, are $2.7 billion of securities that are denominated in currencies other than the U.S. dollar. The currency exchange rates were hedged utilizing both on- and off-balance sheet instruments to minimize the exposure to currency revaluation risks. At December 31, 1997, these securities had a weighted average maturity of 3.75 years and a weighted average yield of 5.31 percent. The weighted average U.S. equivalent yield for comparative purposes of these securities was 6.57 percent based on a weighted average funding cost differential of (1.26) percent.
      Expected maturities differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Generally, the aging of mortgage-backed securities included in U.S. Government agencies and collateralized mortgage obligations is based on their weighted average maturities at December 31, 1997 and 1996.
      At December 31, 1997 and 1996, collateralized mortgage obligations had a weighted average yield based on amortized cost of 6.68 percent and 7.35 percent, respectively.
      At December 31, 1997 and 1996, there were forward commitments to purchase securities at a cost of $6.4 billion and $127 million, respectively, that at December 31, 1997 and 1996, had a market value of $6.4 billion and $127 million, respectively.
      Gross gains and losses realized on the sale of debt securities in 1997 were $51 million and $43 million, respectively, and on sundry securities such gains were $23 million.
      Gross gains and losses realized on the sale of debt securities in 1996 were $159 million and $125 million, respectively, and on sundry securities such gains were $2 million.
      Gross gains and losses realized on the sale of debt securities in 1995 were $72 million and $44 million, respectively, and on sundry securities such gains were $17 million.
      At December 31, 1997, stockholders' equity includes an after-tax amount of $254 million, which is based on net unrealized appreciation in the securities available for sale portfolio of $395 million.
      At December 31, 1996, stockholders' equity includes an after-tax amount of $2 million, which is based on net unrealized appreciation in the securities available for sale portfolio of $6 million.


-----------------------------------------------------------------------------------------------------------------------------

NOTE 4: INVESTMENT SECURITIES
                                                                                                          December 31, 1997
                                         ------------------------------------------------------------------------------------
                                                                                           Gross Unrealized
                                         1 Year        1-5     5-10   After 10            ------------------         Market
(In millions)                            or Less     Years    Years     Years     Total    Gains    Losses            Value
-----------------------------------------------------------------------------------------------------------------------------
CARRYING VALUE
U.S. Government agencies                $     -        703      313        -      1,016       25        (1)           1,040
Collateralized mortgage obligations           30       337       -         -        367        9         -              376
State, county and municipal                   63       172      187       302       724      112         -              836
Other                                          2        12       34        20        68        2         -               70
-----------------------------------------------------------------------------------------------------------------------------
        Total                           $     95     1,224      534       322     2,175      148        (1)           2,322
-----------------------------------------------------------------------------------------------------------------------------
CARRYING VALUE
Debt securities                         $     95     1,224      534       303     2,156      148        (1)           2,303
Sundry securities                             -         -        -         19        19       -          -               19
-----------------------------------------------------------------------------------------------------------------------------
        Total                           $     95     1,224      534       322     2,175      148        (1)           2,322
-----------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
Debt securities                         $     96     1,262      576       369     2,303
Sundry securities                             -         -        -         19        19
-----------------------------------------------------------------------------------------
        Total                           $     96     1,262      576       388     2,322
-----------------------------------------------------------------------------------------

                                                                                                           December 31, 1996
                                         ------------------------------------------------------------------------------------
                                                                                           Gross Unrealized
                                          1 Year       1-5     5-10   After 10           ------------------          Market
(In millions)                            or Less     Years    Years     Years     Total    Gains    Losses            Value
-----------------------------------------------------------------------------------------------------------------------------
CARRYING VALUE
U.S. Government agencies                $      -       776      318         -     1,094       22        (3)           1,113
Collateralized mortgage obligations           67       414        -         -       481        8         -              489
State, county and municipal                   61       219      145       380       805      105        (1)             909
Other                                          1        11        9       100       121        4         -              125
-----------------------------------------------------------------------------------------------------------------------------
        Total                           $    129     1,420      472       480     2,501      139        (4)           2,636
-----------------------------------------------------------------------------------------------------------------------------
CARRYING VALUE
Debt securities                         $    129     1,420      472       426     2,447      139        (4)           2,582
Sundry securities                             -         -        -         54        54        -         -               54
-----------------------------------------------------------------------------------------------------------------------------
        Total                           $    129     1,420      472       480     2,501      139        (4)           2,636
-----------------------------------------------------------------------------------------------------------------------------
MARKET VALUE
Debt securities                         $    130     1,456      494       502     2,582
Sundry securities                             -         -        -         54        54
----------------------------------------------------------------------------------------
        Total                           $    130     1,456      494       556     2,636
----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Investment securities with an aggregate carrying value of $1.6 billion at December 31, 1997, are pledged to secure U.S. Government and other public deposits and for other purposes as required by various statutes or agreements.
      Expected maturities differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Generally, the aging of mortgage-backed securities included in U.S. Government agencies and collateralized mortgage obligations is based on their weighted average maturities at December 31, 1997 and 1996.
      At December 31, 1997 and 1996, collateralized mortgage obligations had a weighted average yield of 7.66 percent and 7.64 percent, respectively.
      There were no commitments to purchase or sell investment securities at December 31, 1997 and 1996.
      Gross gains realized on calls of sundry securities in 1997 were $3 million.
      Gross gains and losses realized on repurchase agreement underdeliveries and calls of investment securities in 1996 were $5 million and $1 million, respectively.
      Gross gains and losses realized on repurchase agreement underdeliveries and calls of investment securities in 1995 were $6 million and $1 million, respectively.

------------------------------------------------------------------------------------------------------------------

NOTE 5: LOANS

                                                                                                      Years Ended
                                                                                                      December 31,
                                                                                          ------------------------

(In millions)                                                                                    1997        1996
------------------------------------------------------------------------------------------------------------------
COMMERCIAL
Commercial, financial and agricultural                                                    $   28,111      25,997
Real estate - construction and other                                                           2,386       2,919
Real estate - mortgage                                                                         8,576       9,758
Lease financing                                                                                8,056       5,951
Foreign                                                                                        1,431       1,087
------------------------------------------------------------------------------------------------------------------
        Total commercial                                                                      48,560      45,712
------------------------------------------------------------------------------------------------------------------
RETAIL
Real estate - mortgage                                                                        25,382      29,108
Installment loans - Bankcard                                                                   2,708       5,620
Installment loans - other                                                                     19,297      20,827
Vehicle leasing                                                                                4,312       3,480
------------------------------------------------------------------------------------------------------------------
        Total retail                                                                          51,699      59,035
------------------------------------------------------------------------------------------------------------------
        Total loans                                                                      $   100,259     104,747
------------------------------------------------------------------------------------------------------------------

      Directors and executive officers of the Parent Company and their related interests were indebted to the Corporation in the aggregate amounts of $2.4 billion and $1.3 billion at December 31, 1997 and 1996, respectively. From January 1, 1997, through December 31, 1997, directors and executive officers of the Parent Company and their related interests borrowed $1.5 billion and repaid $376 million. In the opinion of management, these loans do not involve more than the normal risk of collectibility, nor do they present other unfavorable features.
      At December 31, 1997 and 1996, nonaccrual and restructured loans amounted to $624 million and $698 million, respectively. Interest related to nonaccrual and restructured loans for the years ended December 31, 1997, 1996 and 1995, amounted to $51 million, $57 million and $73 million, respectively. Interest collected on such loans and included in the results of operations for each of the years in the three-year period then ended amounted to $21 million, $13 million and $18 million, respectively.
      Included in other assets at December 31, 1997, are $3.2 billion of credit card receivables and other unsecured installment loans with a carrying value of $2.8 billion that are being held for accelerated disposition.
      At December 31, 1997 and 1996, impaired loans, which are included in nonaccrual loans, amounted to $301 million and $370 million, respectively. Included in the allowance for loan losses is $43 million related to $253 million of impaired loans at December 31, 1997, and $36 million related to $237 million of impaired loans at December 31, 1996. The rest of the impaired loans are recorded at or below fair value. For the years ended December 31, 1997 and 1996, the average recorded investment in impaired loans was $306 million and $477 million, respectively; and $22 million and $19 million, respectively, of interest income was recognized on loans while they were impaired. All this income was recognized on loans using a cash-basis method of accounting.
      Loan fair values are disclosed in Note 17.


--------------------------------------------------------------------------------------------------------------

NOTE 6: ALLOWANCE FOR LOAN LOSSES

                                                                                      Years Ended December 31,
                                                                               -------------------------------

(In millions)                                                                        1997      1996      1995
--------------------------------------------------------------------------------------------------------------
Balance, beginning of year                                                     $   1,502     1,638     1,578
Provision for loan losses                                                            840       449       259
Allowance of loans acquired, transferred to
 accelerated disposition or sold                                                    (495)       50       193
--------------------------------------------------------------------------------------------------------------
                                                                                   1,847     2,137     2,030
--------------------------------------------------------------------------------------------------------------
Loan losses                                                                          753       794       526
Loan recoveries                                                                      118       159       134
--------------------------------------------------------------------------------------------------------------
        Loan losses, net                                                             635       635       392
--------------------------------------------------------------------------------------------------------------
Balance, end of year                                                           $   1,212     1,502     1,638
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------

NOTE 7: PREMISES AND EQUIPMENT
                                                                                       Years Ended December 31,
                                                                                 ------------------------------
(In millions)                                                                         1997      1996      1995
---------------------------------------------------------------------------------------------------------------
Land                                                                            $     495       499       487
Buildings                                                                           2,269     2,154     1,947
Equipment                                                                           3,702     3,508     2,014
Capitalized leases                                                                     40        41        40
---------------------------------------------------------------------------------------------------------------
                                                                                    6,506     6,202     4,488
Accumulated depreciation and amortization                                          (2,273)   (1,945)   (1,743)
---------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                     $   4,233     4,257     2,745
---------------------------------------------------------------------------------------------------------------
Net premises and equipment pledged as security for mortgage notes               $      26        62        63
---------------------------------------------------------------------------------------------------------------
Depreciation and amortization                                                   $     444       360       294
---------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------

NOTE 8: FORECLOSED PROPERTIES
                                                                                        Years Ended December 31,
                                                                                --------------------------------
(In millions)                                                                        1997        1996      1995
----------------------------------------------------------------------------------------------------------------
Foreclosed properties                                                          $     115         121       219
----------------------------------------------------------------------------------------------------------------
Allowance for foreclosed properties, beginning of year                                17          25        42
Provision for foreclosed properties                                                    2          (1)       (3)
Transfer from allowance for segregated assets                                          -           1         -
Dispositions, net                                                                     (3)         (8)      (14)
----------------------------------------------------------------------------------------------------------------
Allowance for foreclosed properties, end of year                                      16          17        25
----------------------------------------------------------------------------------------------------------------
Foreclosed properties, net                                                     $      99         104       194
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE 9:  SHORT-TERM BORROWINGS

      Short-term borrowings of the Corporation at December 31, 1997, 1996 and 1995, which includes securities sold under repurchase agreements and accrued interest thereon, and the related maximum amount outstanding at the end of any month during such periods are presented below.


                                                       Years Ended December 31,           Maximum Outstanding
                                                 ------------------------------  -----------------------------

(In millions)                                        1997       1996      1995      1997      1996      1995
--------------------------------------------------------------------------------------------------------------
Securities sold under repurchase agreements     $  19,772     17,882    12,142    20,457    21,422    12,513
Federal funds purchased                             1,996      2,679     4,165     2,626     3,951     4,671
Fixed and variable rate bank notes                    268        843     2,586     1,076     2,462     2,586
Interest-bearing demand deposits issued to
  the U. S. Treasury                                  323        391       365       398       605       764
Commercial paper                                      871      1,021     1,162     1,541     1,122     1,382
Other                                               4,127      2,171       984     4,575     3,573     3,188
-------------------------------------------------------------------------------
        Total                                   $  27,357     24,987    21,404
--------------------------------------------------------------------------------------------------------------

      At December 31, 1997, 1996 and 1995, the combined weighted average interest rates related to federal funds purchased and securities sold under repurchase agreements were 6.14 percent, 6.06 percent and 5.46 percent, respectively. Maturities related to such instruments in each of the years in the three-year period then ended were not greater than 350 days.
      At December 31, 1997, 1996 and 1995, the weighted average interest rates for fixed and variable rate bank notes were 5.71 percent, 5.53 percent and 5.70 percent, respectively. Weighted average maturities related to such notes in each of the years in the three-year period then ended were 153 days, 109 days and 90 days, respectively.
      At December 31, 1997, 1996 and 1995, the weighted average interest rates for commercial paper were 5.59 percent, 5.49 percent and 5.49 percent, respectively. Weighted average maturities related to such commercial paper in each of the years in the three-year period then ended were 4 days, 21 days and 21 days, respectively.
      Included in "Other" are Federal Home Loan Bank borrowings and securities sold short of $286 million and $3.5 billion, respectively, at December 31, 1997; $211 million and $1.9 billion, respectively, at December 31, 1996; and $230 million and $439 million, respectively, at December 31, 1995.
      Substantially all short-term borrowings are due within 90 days, and accordingly, the carrying amount of such borrowings is deemed to be a reasonable estimate of fair value.


--------------------------------------------------------------------------------------------------------------------

NOTE 10: LONG-TERM DEBT

                                                                                      1997                    1996
                                                                      ---------------------  -----------------------

                                                                                  Estimated               Estimated
                                                                      Carrying        Fair    Carrying        Fair
(In millions)                                                           Amount       Value      Amount       Value
--------------------------------------------------------------------------------------------------------------------
DEBENTURES AND NOTES ISSUED BY THE PARENT COMPANY
7-1/2% debentures                                                   $       -           -           16          16
Notes
  Floating rate extendible, due June 15, 2005 (a)                           10          10          10          10
  6.60%, due June 15, 2000 (par value $250) (b)                            249         252          -           -
  Floating rate, due February 24, 1998 (par value $300) (b)                300         300         300         300
  6-3/4%, due January 15, 1998 (par value $250) (b)                        250         250         250         251
Subordinated notes
  7.18%, due April 15, 2011 (par value $60)                                 59          65          59          60
  8%, due August 15, 2009 (par value $150)                                 149         162         149         155
  6-3/8%, due January 15, 2009 (par value $150) (b)                        148         148         148         138
  6%, due October 30, 2008 (par value $200) (b)                            198         192         197         178
  7-1/2%, due July 15, 2006 (par value $300) (b)                           298         321         297         306
  7%, due March 15, 2006 (par value $200) (b)                              199         207         198         198
  6-7/8%, due September 15, 2005 (par value $250) (b)                      249         257         249         246
  7.05%, due August 1, 2005 (par value $250) (b)                           248         259         248         249
  6-5/8%, due July 15, 2005 (par value $250) (b)                           249         253         248         240
  8.77%, due November 15, 2004 (par value $150)                            149         171         149         157
  Floating rate, due July 22, 2003 (par value $150) (b)                    149         150         149         149
  7-1/4%, due February 15, 2003 (par value $150) (b)                       149         156         149         152
  8%, due November 15, 2002 (par value $225) (b)                           224         237         224         236
  8-1/8%, due June 24, 2002 (par value $250) (b)                           249         267         249         264
  9.45%, due August 15, 2001 (par value $150) (b)                          149         165         148         164
  Fixed rate medium-term, varying rates and terms to
   June 5, 2001 (c)                                                         54          58          54          62
  9.45%, due June 15, 1999 (par value $250) (b)                            249         262         249         266
Subordinated debentures
  6.55%, due October 15, 2035 (par value $250)                             249         256         249         243
  7-1/2%, due April 15, 2035 (par value $250)                              246         279         246         261
  6.824%/7.574%, due August 1, 2026 (par value $300)                       298         317         298         304
--------------------------------------------------------------------------------------------------------------------
        Total debentures and notes issued by the Parent Company          4,771       4,994       4,533       4,605
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

                                                                                      1997                    1996
                                                                      ---------------------  -----------------------

                                                                                  Estimated               Estimated
                                                                      Carrying        Fair    Carrying        Fair
(In millions)                                                           Amount       Value      Amount       Value
--------------------------------------------------------------------------------------------------------------------
DEBENTURES AND NOTES OF SUBSIDIARIES
Debentures and notes
  9-3/4% senior, due September 1, 2003 (par value $145)                    120         140         158         159
  Varying rates and terms to November 1, 2002                               59          61          65          69
Subordinated notes
  Bank, varying rates and terms to December 15, 2036                       975         986       1,397       1,409
  6.80%, due June 15, 2003 (par value $150) (b)                            149         153         149         154
  9-5/8%, due August 15, 1999 (par value $150) (b)                         150         156         149         161
  9-5/8%, due June 1, 1999 (par value $100) (b) (d)                        100         105         100         107
  Floating rate, due April 15, 1998 (c) (d)                                100         100         100         100
  Floating rate                                                             -           -           50          50
  Floating rate                                                             -           -           25          25
Subordinated capital notes
  9-5/8%, due June 15, 1999 (par value $75) (b) (d)                         75          79          74          80
  9-7/8%, due May 15, 1999 (par value $75) (b) (d)                          75          79          75          82
  8-1/2%, due April 1, 1998 (par value $150) (b)                           149         150         149         153
10-1/2% collateralized mortgage obligations                                 -           -           37          41
--------------------------------------------------------------------------------------------------------------------
        Total debentures and notes of subsidiaries                       1,952       2,009       2,528       2,590
--------------------------------------------------------------------------------------------------------------------
OTHER DEBT
Advances from the Federal Home Loan Bank                                 1,285       1,285         930         930
Mortgage notes and other debt of subsidiaries, varying rates and
 terms                                                                      11          11          44          45
Capitalized leases, rates generally ranging from 7-1/2% to 15.20%           23          23          25          25
--------------------------------------------------------------------------------------------------------------------
        Total other debt                                                 1,319       1,319         999       1,000
--------------------------------------------------------------------------------------------------------------------
        Total                                                       $    8,042       8,322       8,060       8,195
--------------------------------------------------------------------------------------------------------------------

(a)  Redeemable in whole or in part at the option of the Parent Company.
(b)  Not redeemable prior to maturity.
(c)  Redeemable at the option of the Parent Company.
(d)  Assumed by the Parent Company.

      The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Corporation for debt of the same remaining maturities.
      The interest rate on the floating rate extendible notes is 6.0875 percent to March 16, 1998.
      The interest rate on the floating rate notes due February 24, 1998, is
5.1875 percent.
      The 7.18 percent subordinated notes are redeemable in whole and not in part at the option of the Parent Company on April 15, 2000 and on each October 15 and April 15 thereafter.
      The 8 percent subordinated notes due August 15, 2009, are redeemable in whole and not in part at the option of the Parent Company on August 15, 2004.
      The 8.77 percent subordinated notes are redeemable in whole or in part at the option of the Parent Company on November 15, 1999.
      The interest rate on the floating rate subordinated notes is 5.93359 percent to January 22, 1998.
      Fixed rate medium-term senior and subordinated notes can be issued periodically. Interest rates, maturities, redemption and other terms are determined at the date of issuance. At December 31, 1997, the Parent Company had issued medium-term subordinated notes with fixed rates of interest ranging from 9.49 percent to 9.93 percent.
      Holders of the 6.55 percent subordinated debentures and the 7-1/2 percent subordinated debentures may elect to redeem a part or all of such debentures on October 15, 2005, and April 15, 2005, respectively. Otherwise such debentures are not redeemable prior to maturity.
      Holders of the 6.824 percent/7.754 percent subordinated debentures may elect to redeem a part or all of such debentures on August 1, 2006, or August 1, 2016. Otherwise such debentures are not redeemable prior to maturity.

--------------------------------------------------------------------------------
      The 9-3/4 percent senior notes were issued by an acquired subsidiary prior to the acquisition, and in accordance with a covenant defeasance related thereto, the subsidiary has announced that it will redeem all such notes on September 2, 1998, the earliest date the notes can be redeemed, at a redemption price equal to 103.375 percent of the principal amount then outstanding plus any accrued and unpaid interest to such date. The subsidiary has deposited with the trustee sufficient cash and securities to effect the redemption of the notes on such date.
      At December 31, 1997, bank notes of $175 million had floating rates of interest ranging from 5.69 percent to 6.14 percent, and $800 million of the notes had fixed rates of interest ranging from 6.18 percent to 7.80 percent.
      The interest rate on the floating rate subordinated notes is 5.875 percent to April 15, 1998.
      In February 1998, $2.4 billion of senior or subordinated debt securities or equity securities remained available for issuance under a shelf registration statement filed with the Securities and Exchange Commission.
      The weighted average rate paid for long-term debt in 1997, 1996 and 1995 was 6.52 percent, 6.28 percent and 6.71 percent, respectively. Interest rate swap agreements entered into at the time of issuance of certain long-term debt reduced related interest expense.
      Long-term debt maturing in each of the five years subsequent to December 31, 1997, is as follows (in millions): 1998, $2,072; 1999, $859; 2000, $381;
2001, $196; and 2002, $516.

--------------------------------------------------------------------------------

NOTE 11: GUARANTEED PREFERRED BENEFICIAL INTERESTS IN CORPORATION'S JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES

      First Union Institutional Capital I, a statutory business trust (the "Trust") created by the Parent Company had outstanding at December 31, 1997 and 1996, $495 million (par value $500 million) of 8.04% Capital Securities which will mature on December 1, 2026 (the "Capital Securities"). The principal assets of the Trust are $515 million of the Parent Company's 8.04% Junior Subordinated Deferrable Interest Debentures, which will mature on December 1, 2026 (the "Subordinated Debentures"). Additionally, the Trust has issued $15 million of common securities (the "Common Securities") to the Parent Company. The estimated fair value of each of the Capital Securities and the related Subordinated Debentures at December 31, 1997 and 1996, was $536 million and $500 million, respectively.
      The Capital Securities, the Subordinated Debentures and the Common Securities are redeemable in whole or in part on or after December 1, 2006, or at any time in whole but not in part from the date of issuance on the occurrence of certain events.
      On January 6, 1997, and January 16, 1997, First Union Institutional Capital II and First Union Capital I, respectively, both statutory business trusts (the "Trusts") created by the Parent Company, issued $250 million of 7.85% Capital Securities and $250 million of 7.935% Capital Securities, Series A, respectively, (together the "Securities") which will mature on January 1, 2027, and January 15, 2027, respectively. The principal combined assets of the Trusts are $515 million of the Parent Company's subordinated debentures with like maturities and like interest rates to the Securities. Additionally, the Trusts have issued $15 million in the aggregate of common securities to the Parent Company. The 7.85% Capital Securities and the 7.935% Capital Securities, Series A, both had $248 million outstanding at December 31, 1997 and estimated fair values of $263 million and $265 million, respectively. The related subordinated debentures had a combined estimated fair value of $528 million.
      The Securities, the assets of the Trusts and the common securities issued by the Trusts are redeemable in whole or in part on or after January 1, 2007, and January 15, 2007, respectively, or at any time in whole but not in part from the date of issuance on the occurrence of certain events.
      The Capital Securities and the Securities may be included in tier 1 capital for regulatory capital adequacy determination purposes. Distributions to the holders of the Capital Securities and the Securities are included in sundry expense.
      The obligations of the Parent Company with respect to the issuance of the Capital Securities and the Securities constitute a full and unconditional guarantee by the Parent Company of the Trusts' obligations with respect to the Capital Securities or Securities.
      Subject to certain exceptions and limitations, the Parent Company may elect from time to time to defer subordinated debenture interest payments, which would result in a deferral of distribution payments on the related Capital Securities or Securities.

-------------------------------------------------------------------------------------------------------------------------

NOTE 12:  PREFERRED STOCK

                                                                    1997                    1996                   1995
                                                   ----------------------  ----------------------  ----------------------

(Shares in thousands, dollars in millions)             Shares     Amount        Shares     Amount      Shares     Amount
-------------------------------------------------------------------------------------------------------------------------
Series B Stock
Balance, beginning of year                                -     $     -         2,964    $    74       4,788        120
Purchases of preferred stock                              -           -             -                   (250)        (6)
Conversions of preferred stock into common stock          -           -        (2,955)       (74)     (1,574)       (40)
Redemption of preferred stock                             -           -            (9)         -           -          -
Balance, end of year                                      -           -             -                  2,964         74
-------------------------------------------------------------------------------------------------------------------------
Series D Stock                                            -           -
Balance, beginning of year                                -           -           350         35         350         35
Redemption of preferred stock                             -           -          (350)       (35)          -          -
Balance, end of year                                      -           -             -                    350         35
-------------------------------------------------------------------------------------------------------------------------
Series F Stock                                            -           -
Balance, beginning of year                                -           -            74         74          75         75
Purchases of preferred stock                              -           -             -          -          (1)        (1)
Redemption of preferred stock                             -           -           (74)       (74)          -          -
Balance, end of year                                      -           -             -          -          74         74
--------------------------------------------------------------------------------------------------------------------------
        Total                                             -     $     -             -    $     -       3,388        183
--------------------------------------------------------------------------------------------------------------------------

      The Corporation is authorized to issue up to 40 million shares of class A preferred stock, no-par value, and 10 million shares of preferred stock, no-par value, each in one or more series. In connection with the First Fidelity merger, the Corporation issued three new series of preferred stock, which are described in Note 2 and all of which were redeemed or converted into the Corporation's common stock as more fully described herein.
      On November 15, 1996, the Corporation redeemed all of the outstanding shares of the Series B Stock at a redemption price of $25.00 per share (plus accrued and unpaid dividends), substantially all of which were converted into 3 million shares of common stock.
      On July 1, 1996, the Corporation redeemed all of the outstanding shares of the Series D Stock and the Series F Stock at an aggregate redemption price of $109 million (plus accrued and unpaid dividends).



----------------------------------------------------------------------------------------------------------------------------

NOTE 13:  COMMON STOCK, CAPITAL RATIOS AND EARNINGS PER COMMON SHARE

                                      Option
                                   Prices or
                                       Grant
                                        Date           Balance,      Grants     Exercises      Forfeitures         Balance,
(Options and shares                   Market          Beginning      or New           or         and Other           End of
  in thousands)                       Values            of 1997      Shares     Purchases       Reductions             1997
----------------------------------------------------------------------------------------------------------------------------
1984 Master Stock Plan
Options granted                              -             134          -            (127)              (7)              -
Available                                                1,034          -              -                 7            1,041
1988 Master Stock Plan
Options granted                    $7.38-$17.94          1,542          -            (477)              (2)           1,063
Available                                                2,228          -              -                 2            2,230
1992 Master Stock Plan
Options granted                   $22.38-$29.25          4,288          -            (705)             (10)           3,573
Restricted stock granted          $22.38-$29.25          1,892          -            (582)             (54)           1,256
Available                                                1,798          -              -                10            1,808
1996 Master Stock Plan
Options granted                   $29.25-$40.13          2,724       4,397           (423)            (104)           6,594
Restricted stock granted          $29.25-$43.16          1,808       2,229           (490)            (120)           3,427
Available                                               23,434      (6,626)            -               104           16,912
1996 Employee Plan                       $27.26          6,922          -          (4,210)            (175)           2,537
Dividend Reinvestment Plan                   -           7,014          -          (1,207)              -             5,807
Option plans of acquired
  companies
    Options granted                $6.17-$26.00          3,870          -          (1,277)            (114)           2,479
    Options granted                $1.73-$52.07          2,547         931         (1,203)             (79)           2,196
    Options granted                $3.41-$31.57          1,852          -          (1,291)             (35)             526
    Options granted                 $2.99-$4.20             18          -              (2)              (6)              10
    Options granted              $51.76-$295.13            136          -               -              (15)             121
----------------------------------------------------------------------------------------------------------------------------

                                   Weighted
                                    Average
                                   Exercise
                                    Prices,
(Options and shares                  End of
  in thousands)                        1997    Exercisable
----------------------------------------------------------
1984 Master Stock Plan
Options granted                 $         -              -
Available                                 -              -
1988 Master Stock Plan
Options granted                 $      14.39          1,063
Available                                 -              -
1992 Master Stock Plan
Options granted                 $      23.52          3,573
Restricted stock granted                  -              -
Available                                 -              -
1996 Master Stock Plan
Options granted                 $      36.41          2,253
Restricted stock granted                  -              -
Available                                 -              -
1996 Employee Plan              $      27.26          2,537
Dividend Reinvestment Plan                -              -
Option plans of acquired
  companies
    Options granted             $      16.24          2,437
    Options granted             $      21.34          2,196
    Options granted             $      15.53            526
    Options granted             $       3.90             10
    Options granted             $     126.67            121
------------------------------------------------------------

COMMON STOCK SPLIT
      All common stock and per share data has been restated to reflect a two-for one stock split that was paid on July 31, 1997.
OPTION AND OTHER PLANS
      Under the terms of the 1984, 1988, 1992 and 1996 Master Stock Plans (the "Plans"), stock options may be periodically granted to key personnel at a price not less than the fair market value of the shares at the date of grant. The exercise periods for options granted under the Plans are (i) determined at the date of grant, (ii) not exercisable for one year following the date of grant, and (iii) for periods no longer than ten years.
       Restricted stock may also be granted under the Plans. The stock is subject to certain restrictions over a specified period (generally, five years), during which time the holder is entitled to full voting rights and dividend privileges. Compensation cost recognized for restricted stock during 1997 and 1996 was $43 million and $23 million, respectively.
      Employees, based on their eligibility and compensation, were granted options to purchase shares of common stock under the 1996 Employee Stock Purchase Plan (the "Plan") at a price equal to 85 percent of the fair market value of the shares as of the Plan date. From the Plan date, and generally for approximately a two-year period thereafter, employees have the option to purchase all or a portion of the optioned shares. The Plan provides that at the end of such two-year period (the "Final Purchase Date"), the option price will be the lesser of 85 percent of the fair market value as of the Plan date or 85 percent of the fair market value as of the Final Purchase Date.
      Under the terms of the Dividend Reinvestment Plan, a participating stockholder's cash dividends and optional cash payments are used to purchase Parent Company common stock.
      Under the terms of the Parent Company's merger agreements with certain acquired companies, all options with respect to their common stock were converted into options to purchase Parent Company common stock.
      In accordance with a Shareholder Protection Rights Agreement dated December 18, 1990, as amended, the Parent Company issued a dividend of one right for each share of Parent Company common stock outstanding as of such date. These continue to attach to all common stock issued after December 18, 1990. The rights will become exercisable if any person or group commences a tender or exchange offer that would result in (i) their becoming the beneficial owner of 15 percent or more of the Parent Company's common stock, or (ii) any person being determined by the Federal Reserve Board to control the Corporation within the meaning of the Bank Holding Company Act of 1956, as amended.

--------------------------------------------------------------------------------
      The rights will also become exercisable if a person or group acquires beneficial ownership of 15 percent or more of the Parent Company's common stock. Each right (other than rights owned by such person or group) will entitle its holder to purchase, for an exercise price of $105.00, a number of shares of the Parent Company's common stock (or at the option of the Board of Directors, shares of junior participating class A preferred stock) having a market value of twice the exercise price. If any person or group acquires beneficial ownership of between 15 percent and 50 percent of the Parent Company's common stock, the Board of Directors may, at its option, exchange for each outstanding right (other than rights owned by such person or group) either two shares of common stock or two one-hundredths of a share of junior participating class A preferred stock having economic and voting terms similar to two shares of common stock. The rights are subject to adjustment if certain events occur, and they will expire on December 28, 2000, if not redeemed or terminated sooner.
      On January, 1, 1996, the Corporation adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as amended ("FAS 123"), which requires either the (i) fair value of employee stock-based compensation plans be recorded as a component of compensation expense in the statement of income as of the date of grant of awards related to such plans, or (ii) impact of such fair value on net income and earnings per share be disclosed on a pro forma basis in a footnote to financial statements for awards granted after December 15, 1994, if the accounting for such awards continues to be in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25"). The Corporation has elected to continue such accounting under the provisions of APB 25. As determined in accordance with FAS 123, certain pro forma information which is based on the estimated fair value of the Corporation's outstanding stock options for each of the three years ended December 31, 1997, 1996 and 1995, is as follows: pro forma net income, $1.865 billion, $1.552 billion and $1.508 billion, respectively; pro forma basic earnings per common share, $2.98, $2.51 and $2.43, respectively; and pro forma diluted earnings per common share, $2.94, $2.48 and $2.37, respectively. The Black-Scholes option pricing model methodology was used in preparing such pro forma information. Option pricing models require the use of highly subjective assumptions, including expected stock price volatility, which when changed can materially affect fair value estimates. Accordingly, the model does not necessarily provide a reliable single measure of the fair value of the Corporation's stock options.
CAPITAL RATIOS
      Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of 4 percent and a minimum ratio of total capital to risk-weighted assets of 8 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3 percent to 5 percent.
      At December 31, 1997, the Corporation's tier 1 capital ratio, total capital ratio and leverage ratio were 8.41 percent, 13.40 percent and 6.81 percent, respectively. At December 31, 1996, such ratios were 7.33 percent,
12.33 percent and 6.13 percent, respectively. The Corporation does not anticipate or foresee any conditions that would reduce such ratios to levels at or below minimum or that would cause its deposit-taking banking affiliates to be less than well capitalized.
      Additional information related to the consolidated capital ratios of the Corporation for each of the years in the two-year period ended December 31, 1997, can be found in "Management's Analysis of Operations" - "Stockholders' Equity; Regulatory Capital" on page 22 and in Table 18 on page T-15, which are incorporated herein by reference.
EARNINGS PER COMMON SHARE
      The reconciliation between basic and diluted earnings per common share is below.


                                                                                  Years Ended December 31,
                                                                        ----------------------------------

(Dollars in millions, except per share data)                                  1997        1996        1995
----------------------------------------------------------------------------------------------------------
Basic
 Net income                                                             $    1,896       1,624       1,541
 Preferred stock dividends                                                       -          (9)        (26)
----------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                            $    1,896       1,615       1,515
----------------------------------------------------------------------------------------------------------
Basic earnings per common share                                         $     3.03        2.61        2.44
----------------------------------------------------------------------------------------------------------
Average common shares (In thousands)                                       625,649     619,237     619,777
----------------------------------------------------------------------------------------------------------
Diluted
 Net income applicable to common stockholders                           $    1,896       1,615       1,515
 Dividends on convertible preferred stock                                        -           -           9
----------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                            $    1,896       1,615       1,524
----------------------------------------------------------------------------------------------------------
Diluted earnings per common share                                       $     2.99        2.58        2.38
----------------------------------------------------------------------------------------------------------
Average common shares (In thousands)                                       625,649     619,237     619,777
 Options                                                                     8,123       5,987       8,577
 Convertible preferred stock                                                     -           -       8,832
----------------------------------------------------------------------------------------------------------
Average common shares - diluted (In thousands)                             633,772     625,224     637,186
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTE 14: PERSONNEL EXPENESE

        Personnel expense for each of the years in the three-year period ended December 31, 1997, is presented below.

                                                        Years Ended December 31,
                                                 -------------------------------
(In millions)                                         1997      1996        1995
--------------------------------------------------------------------------------
Salaries                                        $    2,221     1,994       1,811
Pension cost                                            51        59          29
Savings plan                                            66        61          60
Other benefits                                         378       337         307
--------------------------------------------------------------------------------
    Total                                       $    2,716     2,451       2,207
--------------------------------------------------------------------------------

  Pension expense for nonqualified plans was $19 million, $13 million and $12 million for the years ended December 31, 1997, 1996 and 1995, respectively.
  The accumulated benefit obligation for nonqualified plans was $121 million, $101 million and $62 million for the years ended December 31, 1997, 1996 and 1995, respectively, including vested benefits of $120 million, $100 million and $61 million, respectively. Such plans have no assets. The assumed rates used in actuarial computations were the same as those used in the qualified pension plan computations.
  The Corporation has tax-qualified defined benefit pension plans (together, the "Plan") covering substantially all of its employees with one year of service. The benefits are based on years of service and the employee's highest five-year average compensation. Contributions are made each year to a trust in an amount that is determined by an actuary to meet the minimum requirements of ERISA and to fall at or below the maximum amount that can be deducted on the Corporation's tax return.
  At December 31, 1997, Plan assets include U.S. Government and Government agency securities, equity securities and other investments. Also included are two million shares of the Parent Company's common stock. All Plan assets are held by first Union National Bank (North Carolina)(the "Bank") in a Bank-administered trust fund.
  The Plan's funded status for each of the years in the three year period ended December 31, 1997, is presented below.


                                                                                                            Years Ended December 31,
                                                                                                ------------------------------------
(In millions)                                                                                      1997          1996           1995
------------------------------------------------------------------------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF BENEFIT OBLIGATIONS
Accumulated benefit obligation including vested benefits of $844, 1997; $746, 1996;
and $679, 1995                                                                               $     909           807            739
------------------------------------------------------------------------------------------------------------------------------------
Projected benefit obligation for service rendered to date                                       (1,139)       (1,006)          (934)
Plan assets at fair value                                                                        1,400         1,214          1,069
------------------------------------------------------------------------------------------------------------------------------------
Plan assets in excess of projected benefit obligation                                              261           208            135
Prior service cost                                                                                  33            38             42
Unrecognized net loss from past experience different from that assumed and effects
 of changes in assumptions                                                                          85           109            154
Unrecognized net transition asset                                                                  (17)          (21)           (25)
------------------------------------------------------------------------------------------------------------------------------------
        Prepaid pension cost included in other assets                                        $     362           334            306
------------------------------------------------------------------------------------------------------------------------------------
ASSUMED RATES USED IN ACTUARIAL COMPUTATIONS
Discount rate at beginning of year                                                           7.50-7.75 %   7.00-7.50      8.25-8.75
Discount rate at end of year                                                                      7.25     7.50-7.75      7.00-7.50
Weighted average rate of increase in future compensation levels                                   4.25     4.50-5.00      4.50-5.00
Long-term average rate of return                                                             8.50-9.00 %        8.50      8.50-9.75
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Certain components of net pension cost for each of the year in the three-year period ended December 31, 1997, are presented below.

                                                                                                            Years Ended December 31,
                                                                                                     -------------------------------
(In millions)                                                                                            1997      1996        1995
------------------------------------------------------------------------------------------------------------------------------------
NET PENSION COST
Service cost-benefits earned during the period                                                     $       63        64          43
Interest cost on projected benefit obligation                                                              75        67          60
Actual (return) on Plan assets                                                                           (215)     (110)       (154)
Net amortization and deferral                                                                             109        26          68
------------------------------------------------------------------------------------------------------------------------------------
    Net pension cost                                                                               $       32        47          17
------------------------------------------------------------------------------------------------------------------------------------

  The Corporation and its subsidiaries provide certain health care and life insurance benefits for retired employees. Substantially all the Corporation's employees may become eligible for these benefits if they reach retirement age while working for the Corporation. Life insurance benefits are provided through an insurance company. Medical and other benefits are provided through a tax-exempt trust formed by the Corporation. The Corporation recognizes the cost of providing these benefits by expensing annual insurance premiums, trust funding allocations and administrative expenses.
  The amount expensed for group insurance for active employees in 1997, 1996 and 1995 was $118 million, $117 million and $106 million, respectively.
  The status of postretirement benefits other than pensions and certain amounts recognized in the Corporation's consolidated financial statements for each of the years in the three-year period ended December 31, 1997, are presented below.



                                                                                                            Years Ended December 31,
                                                                                                ------------------------------------
(In millions)                                                                                      1997          1996           1995
------------------------------------------------------------------------------------------------------------------------------------
ACTUARIAL PRESENT VALUE OF POSTRETIREMENT BENEFITS OBLIGATION
Retirees                                                                                     $     179           187            226
Fully eligible active employees                                                                      6             5              5
Other active participants                                                                           64            51             47
------------------------------------------------------------------------------------------------------------------------------------
        Accumulated postretirement benefit obligation                                        $     249           243            278
------------------------------------------------------------------------------------------------------------------------------------
Plan assets at fair value                                                                            4             6              6
Projected benefit obligation in excess of plan assets                                        $     245           237            272
Unrecognized prior service cost                                                                    (11)            -             10
Unrecognized net gain (loss) from past experience different from that assumed and
 effects of changes in assumptions                                                                  58            41           (18)
Unrecognized net transition obligation                                                             (60)          (66)          (84)
------------------------------------------------------------------------------------------------------------------------------------
        Prepaid pension cost included in other assets                                        $     232           212           180
------------------------------------------------------------------------------------------------------------------------------------
ASSUMED RATES USED IN ACTUAL COMPUTATIONS
Weighted average discount rate                                                                    7.25 %   7.50-7.75     7.00-7.50
Rate of increase in future compensation levels, depending on age                                  4.25          4.50     4.00-9.00
Health care cost trend rate
  Prior to age 65                                                                                 6.00         11.67          5.00-
                                                                                                            grading          12.25
                                                                                                            to 5.50
  After age 65                                                                                    5.00         10.67          5.00-
                                                                                                            grading
                                                                                                       %     to 5.50         11.25
------------------------------------------------------------------------------------------------------------------------------------
EFFECT OF ONE PERCENT INCREASE IN HEALTH CARE COST TREND RATE
Service costs                                                                                $       -             -             -
Interest costs                                                                                       1             1             1
Accumulated postretirement benefit obligation                                                $      11            13            19
------------------------------------------------------------------------------------------------------------------------------------
POSTRETIREMENT COSTS
Service cost-benefits earned during the period                                               $       5             5             4
Interest cost on projected benefit obligation                                                       19            20            19
Actual (return) on Plan assets                                                                       -            (1)           (1)
Amortization of transition obligation                                                                4             6             4
------------------------------------------------------------------------------------------------------------------------------------
        Net cost                                                                             $      28            30            26
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 15: INCOME TAXES

     The Corporation accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
    The provision for income taxes for each of the years in the three-year period ended December 31, 1997, is presented below.


                                                                                       Years Ended December 31,
                                                                               ---------------------------------
(In millions)                                                                        1997       1996       1995
----------------------------------------------------------------------------------------------------------------
CURRENT INCOME TAX EXPENSE
Federal                                                                        $      244        283        416
State                                                                                  25         52         36
----------------------------------------------------------------------------------------------------------------
     Total                                                                            269        335        452
----------------------------------------------------------------------------------------------------------------
DEFERRED INCOME TAX EXPENSE
Federal                                                                               520        535        345
State                                                                                  25          5         51
----------------------------------------------------------------------------------------------------------------
     Total                                                                            545        540        396
----------------------------------------------------------------------------------------------------------------
     Total                                                                     $      814        875        848
----------------------------------------------------------------------------------------------------------------

     The reconciliation of federal income tax rates and amounts to the effective income tax rates and amounts for each of the years in the three-year period ended December 31, 1997, is presented below.

                                                                                                   Year Ended December 31,
                                        ----------------------------------------------------------------------------------
                                                            1997                         1996                         1995
                                        ------------------------     ------------------------      -----------------------
                                                      Percent of                   Percent of                   Percent of
                                                         Pre-tax                      Pre-tax                      Pre-tax
(In millions)                                Amount       Income         Amount        Income          Amount       Income
--------------------------------------------------------------------------------------------------------------------------
Income before income taxes               $    2,710                  $     2,499                   $    2,389
                                          =========                   ==========                    =========
Tax at federal income tax rate           $      948         35.0 %   $       875         35.0 %    $      836         35.0 %
Reasons for difference in federal
 income tax rate and effective tax
 rate
  Tax-exempt interest, net of cost
   to carry                                     (37)        (1.4)            (45)        (1.8)            (60)        (2.5)
  Non-taxable distributions from
   corporate reorganizations                   (155)        (5.7)             -            -               -            -
  State income taxes, net of federal
   tax benefit                                   32          1.2              37          1.5              57          2.4
  Goodwill amortization                          45          1.6              37          1.5              33          1.4
  Change in the beginning-of-the-year
   deferred tax assets valuation
   allowance                                    (11)        (0.4)            (12)        (0.5)              3          0.1
  Other items, net                               (8)        (0.3)            (17)        (0.7)            (21)        (0.9)
---------------------------------------------------------------------------------------------------------------------------
     Total                               $      814         30.0 %   $       875         35.0 %    $      848         35.5  %
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     The sources and tax effects of temporary differences give rise to significant portions of deferred income tax liabilities (assets) for each of the years in the three-year period ended December 31, 1997, are presented below.


                                                                Years Ended December 31,
                                                      ----------------------------------
(In millions)                                                1997       1996       1995
----------------------------------------------------------------------------------------
DEFERRED INCOME TAX LIABILITIES
Depreciation                                            $     263         96         73
Unrealized gain on debt and equity securities                 137          1         84
Intangible assets                                             114         97         77
Leasing activities                                          1,922      1,367        857
Loan products                                                  45         24          7
Prepaid pension assets                                        130        109         90
Loan loss reserve recapture                                    30         49         72
Other                                                          46         67         66
----------------------------------------------------------------------------------------
   Total deferred income tax liabilities                    2,687      1,810      1,326
----------------------------------------------------------------------------------------
DEFERRED INCOME TAX ASSETS
Provision for loan losses, net                               (587)      (542)      (582)
Accrued expenses, deductible when paid                       (416)      (291)      (286)
Foreclosed properties                                          (7)        (9)       (16)
Sale and leaseback transactions                               (15)       (10)       (17)
Deferred income                                                (8)       (15)       (16)
Purchase accounting adjustments (primarily loans and
 securities)                                                  (79)      (144)       (63)
Net operating loss carryforwards                              (71)       (55)       (38)
First American segregated assets                                -         (4)       (20)
Other                                                        (115)       (87)       (57)
-----------------------------------------------------------------------------------------
   Total deferred income tax assets                        (1,298)    (1,157)    (1,095)
-----------------------------------------------------------------------------------------
Deferred tax assets valuations allowance                       24         35         43
-----------------------------------------------------------------------------------------
   Net deferred income tax liabilities                  $   1,413        688        274
-----------------------------------------------------------------------------------------

     Changes to the deferred tax assets valuation allowance for each of the years in the three-year period ended December 31, 1997, are presented below.


                                                                Years Ended December 31,
                                                      ----------------------------------
(In millions)                                                1997       1996       1995
----------------------------------------------------------------------------------------
Deferred tax assets valuation allowance, beginning
 of year                                                $      35         43         37
Current year deferred provision, change in deferred
 tax assets valuation allowance                               (11)       (12)         3
Purchase acquisitions                                          -           4          3
----------------------------------------------------------------------------------------
Deferred tax assets valuation allowance, end of year    $      24         35         43
----------------------------------------------------------------------------------------

     A portion of the current year change in the net deferred tax liability (asset) relates to unrealized gains and losses on debt and equity securities available for sale. The related 1997, 1996 and 1995 deferred tax expense (benefit) of $136 million, $(83) million and $252 million, respectively, have been recorded directly to stockholders' equity. Purchase acquisitions also increased (decreased) the net deferred tax liability by $44 million, $(43) million and $1 million in 1997, 1996 and 1995, respectively.
     The realization of deferred tax assets may be based on the utilization of carrybacks to prior taxable periods, the anticipation of future taxable income in certain periods and the utilization of tax planning strategies. Management has determined that it is more likely than not that the deferred tax assets can be supported by carrybacks to federal taxable income in excess of $1.2 billion in the two-year federal carryback period and by expected future taxable income that will far exceed amounts necessary to fully realize remaining deferred tax assets resulting from net operating loss carryforwards and from the scheduling of temporary differences. The valuation allowance primarily relates to certain state temporary differences and to federal and state net operating loss carryforwards. To the extent that the valuation allowance attributable to purchase acquisitions of $22 million is subsequently recognized, such income tax benefit will reduce goodwill.

--------------------------------------------------------------------------------

     At December 31, 1997, the Corporation has net operating loss carryforwards of $35 million which are available to offset future federal taxable income through 2007, subject to annual limitations. The Corporation also has net operating loss carryforwards of $1.7 billion, which are available to offset future state taxable income through 2012.
     Income tax expense related to securities available for sale transactions was $11 million, $14 million, and $14 million in 1997, 1996 and 1995, respectively. Income tax expense related to investment security transactions was $1 million, $1 million, and $2 million in 1997, 1996 and 1995, respectively.
     The Internal Revenue Service (the "IRS") is examining the Corporation's federal income tax returns for the years 1991 through 1996, and the IRS is examining federal income tax returns for certain acquired subsidiaries for periods prior to acquisition. In 1995, the IRS examination of the Corporation's federal income tax returns for the years through 1990 was settled with no material impact to the Corporation's financial position or results of operations. In 1996 and 1995, tax liabilities for certain acquired subsidiaries for periods prior to their acquisition by the Corporation were settled with the IRS with no significant impact on the Corporation's financial position or results of operations.

--------------------------------------------------------------------------------

NOTE 16: OFF-BALANCE SHEET RISK, COMMITMENTS AND CONTINGENT LIABILITIES

      The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers, to reduce its own exposure to fluctuations in interest rates and to conduct lending activities. These financial instruments include commitments to extend credit; standby and commercial letters of credit; forward and futures contracts; interest rate swaps; options, interest rate caps, floors, collars and swaptions; foreign currency and exchange rate swap commitments; commodity swaps; and commitments to purchase and sell securities. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the consolidated financial statements.

      The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby and commercial letters of credit is represented by the contract amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. For forward and futures contracts, interest rate swaps, options, interest rate caps, floors, collars and swaptions, the contract or notional amounts do not represent the exposure to credit loss. The Corporation controls the credit risk of its forward and futures contracts, interest rate swap agreements, foreign currency and exchange rate swaps, and securities transactions through collateral arrangements, credit approvals, limits and monitoring procedures.

      Our policy requires all swaps and options to be governed by an International Swaps and Derivatives Association Master Agreement. Bilateral collateral agreements are in place for substantially all dealer counterparties. Collateral for dealer transactions is delivered by either party when the credit risk associated with a particular transaction, or group of transactions to the extent netting exists, exceeds defined thresholds of credit risk. Thresholds are determined based on the strength of the individual counterparty, and they are bilateral. As of December 31, 1997, the total credit risk in excess of thresholds was $301 million. The fair value of collateral held approximated the total credit risk in excess of the thresholds.

      For non-dealer transactions, the need for collateral is evaluated on an individual transaction basis, and it is primarily dependent on the financial strength of the counterparty.

      The carrying amount of financial instruments used for interest rate risk management includes amounts for deferred gains and losses. The amount of deferred gains and losses was $13 million and $7 million, respectively, at December 31, 1997. Net gains of $3 million will increase net interest income in 1998. Net gains of $3 million in the aggregate will increase net interest income in subsequent years.

      Additional information related to derivative financial instruments and financial instruments held or issued for the purposes of trading activity or other than for trading can be found below and in Tables 19 through Table 21 on pages T-16 through T-21, which are incorporated herein by reference.

      Off-balance sheet derivative and other financial instruments and their related fair values as of December 31, 1997 and 1996, are presented below.


--------------------------------------------------------------------------------------------------------------------------------
                                                                      December 31, 1997                       December 31, 1996
                                                   ------------------------------------  ---------------------------------------
                                                                               Contract                                Contract
                                                               Estimated             or                Estimated             or
                                                   Carrying         Fair       Notional   Carrying          Fair       Notional
(In millions)                                        Amount        Value         Amount     Amount         Value         Amount
--------------------------------------------------------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WHOSE
  CONTRACT AMOUNTS REPRESENT
  CREDIT RISK
  Commitments to extend credit                  $         -         208          63,832          -          151          52,243
  Standby and commercial letters of credit                -          59           5,983          -           49           5,176
FINANCIAL INSTRUMENTS WHOSE
  CONTRACT OR NOTIONAL
  AMOUNTS EXCEED THE AMOUNT
  OF CREDIT RISK
  Forward and futures contracts
    Trading and dealer activities                        81          81          27,690         62           62          20,740
    Interest rate risk management
      Asset rate conversions                              -           1             725          -            1              57
      Asset hedges                                        -           -               -          -            5             662
      Rate sensitivity hedges                             -          (7)         14,301          -           (5)         29,612
  Interest rate swap agreements
    Trading and dealer activities                      (204)       (204)         42,424        (45)         (45)         24,110
    Interest rate risk management
      Asset rate conversions                              4         118          11,655          3          109          20,330
      Liability rate conversions                         12         263           6,883         21           90           7,811
  Purchased options, interest rate
    caps, floors, collars and swaptions
      Trading and dealer activities                     250         250          10,615         68           68           9,781
      Interest rate risk management
        Asset rate conversions                            3           2             500          5            5             550
        Liability rate conversions                        1           -             250          2            -             250
        Rate sensitivity hedges                          33          35           3,951          8            4          12,946
  Written options, interest rate caps,
    floors, collars and swaptions
      Trading and dealer activities                    (136)       (136)         12,692        (56)         (56)          9,668
  Foreign currency and exchange
    rate swap commitments
      Trading and dealer activities                      44          44           5,221          2            2           4,149
      Foreign currency risk management                    -           -              56          -            -               -
  Commodity swaps
    Trading and dealer activities                         -           -              24          3            3              67
  Commitments to purchase
    trading securities                                   (1)         (1)            375         (2)          (2)            597
  Commitments to sell
    trading securities                          $        (1)         (1)          1,103          1            1             522
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses, and they may require payment of a fee. Since many of the commitments are expected to expire without being drawn on, the total commitment amounts do not necessarily represent future cash requirements.

      Standby and commercial letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Except for short-term guarantees of $2.9 billion, guarantees extend for more than one year, and they expire in varying amounts primarily through 2019. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

      Forward and futures contracts are contracts for delayed deliveries of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movements in securities values and interest rates.

      The Corporation enters into a variety of interest rate contracts, including options, interest rate caps, floors, collars and swaptions written, and interest rate swap agreements, in its trading activities and in managing its interest rate exposure. Interest rate caps, floors, collars and swaptions written by the Corporation enable customers to transfer, modify or reduce their interest rate risk. Interest rate options are contracts that allow the holder of the option to purchase or sell a financial instrument at a specified price and within a specified period of time from the seller or writer of the option. As a writer of options, the Corporation receives a premium at the outset and bears the risk of an unfavorable change in the price of the financial instrument underlying the option.

      Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal amounts. Entering into interest rate swap agreements involves not only the risk of dealing with counterparties and their ability to meet the terms of the contracts but also the interest rate risk associated with unmatched positions. Notional principal amounts often are used to express the volume of these transactions, but the amounts potentially subject to credit risk are much smaller. The Corporation also acts as an intermediary in arranging interest rate swap transactions for customers.

      Generally, futures contracts are exchange traded, and all other off-balance sheet instruments are transacted in the over-the-counter markets.

      In the normal course of business, the Corporation has entered into certain transactions that have recourse options. These recourse options, if acted on, would not have a material impact on the Corporation's financial position.

      Substantially all time drafts accepted by December 31, 1997, met the requirements for discount with Federal Reserve Banks. Average daily Federal Reserve Bank balance requirements for the year ended December 31, 1997, amounted to $261 million. Minimum operating lease payments due in each of the five years subsequent to December 31, 1997, are as follows (in millions): 1998, $153; 1999, $136; 2000, $122; 2001, $108; 2002, $101; and subsequent years,
$661. Rental expense for all operating leases for the three years ended December 31, 1997, was $227 million, 1997; $223 million, 1996; and $202 million, 1995.

      The Parent Company and certain of its subsidiaries have been named as defendants in various legal actions arising from their normal business activities in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to such matters cannot be determined, in the opinion of management, based on the opinions of counsel, any such liability will not have a material impact on the Corporation's consolidated financial position.

--------------------------------------------------------------------------------

NOTE 17: CARRYING AMOUNT AND FAIR VALUE OF FINANCIAL INSTRUMENTS

      Information about the fair value of on-balance sheet financial instruments at December 31, 1997 and 1996, which should be read in conjunction with Note 16 and certain other notes to the consolidated financial statements presented elsewhere herein, is set forth below.

                                                                           December 31, 1997          December 31, 1996
                                                                      ------------------------  ------------------------
                                                                                   Estimated                 Estimated
                                                                        Carrying        Fair      Carrying        Fair
(In millions)                                                             Amount       Value        Amount       Value
------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Cash and cash equivalents                                            $    14,895      14,895        15,197      15,197
Trading account assets                                                     5,457       5,457         4,480       4,480
Securities available for sale                                             21,415      21,415        16,805      16,805
Investment securities                                                      2,175       2,322         2,501       2,636
Loans
  Commercial, financial and agricultural                                  28,046      28,119        25,928      26,239
  Real estate - construction and other                                     2,381       2,407         2,915       2,972
  Real estate - commercial mortgage                                        8,559       8,697         9,745       9,950
  Lease financing                                                          5,304       5,304         4,041       4,042
  Foreign                                                                  1,421       1,420         1,079       1,076
  Real estate - mortgage                                                  25,364      25,773        29,098      29,461
  Installment loans - Bankcard                                             2,708       2,751         5,620       5,669
  Installment loans - other and Vehicle leasing                           23,090      23,111        23,890      23,879
------------------------------------------------------------------------------------------------------------------------
        Loans, net of unearned income                                     96,873      97,582       102,316     103,288
  Allowance for loan losses                                               (1,212)         -         (1,502)         -
------------------------------------------------------------------------------------------------------------------------
        Loans, net                                                        95,661      97,582       100,814     103,288
------------------------------------------------------------------------------------------------------------------------
Other assets                                                         $     8,472       8,472         3,132       3,140
------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                            21,753      21,753        20,383      20,383
  Interest-bearing deposits
    Savings and NOW accounts                                              30,118      30,118        28,869      28,869
    Money market accounts                                                 15,494      15,494        14,899      14,899
    Other consumer time                                                   29,231      29,648        33,541      33,983
    Foreign                                                                2,483       2,483         1,897       1,897
    Other time                                                             3,810       3,835         3,113       3,129
------------------------------------------------------------------------------------------------------------------------
        Total deposits                                                   102,889     103,331       102,702     103,160
Short-term borrowings                                                     27,357      27,357        24,987      24,987
Other liabilities                                                          3,690       3,690         2,779       2,779
Long-term debt                                                             8,042       8,322         8,060       8,195
Guaranteed preferred beneficial interests in Corporation's junior
  subordinated deferrable interest debentures                        $       991       1,064           495         500
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      Estimated fair values for the commercial loan portfolio were based on weighted average discount rates ranging from 6.62 percent to 7.58 percent and
7.34 percent to 7.68 percent at December 31, 1997 and 1996, respectively, and for the retail portfolio from 8.05 percent to 14.71 percent and 8.35 percent to
14.14 percent, respectively.
      The fair value of noninterest-bearing deposits, savings and NOW accounts, and money market accounts is the amount payable on demand at December 31, 1997 and 1996. The fair value of fixed-maturity certificates of deposit is estimated based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities. The fair value estimates above do not include the benefit that results from the low-cost funding provided by deposit liabilities compared to the cost of borrowing funds in the market.
      Fair value estimates are based on existing financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, the Corporation has a substantial trust department, which includes mutual fund activities, that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, brokerage network, deferred tax assets, premises and equipment, and goodwill. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates, and they have not been considered in any of the estimates. The fair value of off-balance sheet derivative financial instruments has not been considered in determining on-balance sheet fair value estimates.

--------------------------------------------------------------------------------

NOTE 18: FIRST UNION CORPORATION (PARENT COMPANY)

      The Parent Company's principal assets are its investments in its subsidiaries, interest-bearing balances with bank subsidiaries, securities purchased under resale agreements, securities available for sale and loans to subsidiaries. The significant sources of income of the Parent Company are dividends from its subsidiary bank holding companies, interest and fees charged on loans made to its subsidiaries, interest on eurodollars purchased from bank subsidiaries, interest on securities available for sale and fees charged to its subsidiaries for providing various services.
      In addition, the Parent Company serves as the primary source of funding for the mortgage banking and other activities of its nonbank subsidiaries, including First Union Capital Markets Corp. Lines of credit in the aggregate amount of $350 million are available to the Parent Company at an annual facility fee of 8.00 basis points to 18.75 basis points and a utilization fee of 6.25 basis points. The facility fee is based on the daily average commitment amount, and the utilization fee is based on the daily average principal amount outstanding. Generally, interest rates will be determined when credit line usage occurs, and they will vary based on the type of loan extended to the Parent Company. The lines of credit expire in December 1998.
      Certain regulatory and other requirements restrict the (i) lending of funds by the bank subsidiaries to the Parent Company and to the Parent Company's nonbank subsidiaries, and (ii) amount of dividends that can be paid to the Parent Company by the bank subsidiaries and certain of the Parent Company's other subsidiaries. On December 31, 1997, the Parent Company was indebted to subsidiary banks in the amount of $375 million that, under the terms of revolving credit agreements, was collateralized by certain interest-bearing balances, securities available for sale, loans, premises and equipment and was payable on demand. On such date, a subsidiary bank had loans outstanding to Parent Company nonbank subsidiaries in the amount of $139 million that, under the terms of a revolving credit agreement, were collateralized by securities available for sale and certain loans and were payable on demand.
      Industry regulators limit dividends that can be paid by the Corporation's subsidiaries. National banks are limited in their ability to pay dividends in two principal ways. First, dividends cannot exceed the bank's undivided profits, less statutory bad debt in excess of the bank's allowance for loan losses; and second, in any year, dividends may not exceed a bank's net profits for that year, plus its retained earnings from the preceding two years, less any required transfers to surplus. The Parent Company's subsidiaries, including its bank subsidiaries, had available retained earnings of $426 million at December 31, 1997, for the payment of dividends to the Parent Company without such regulatory or other restrictions.
      Subsidiary net assets of $10.7 billion were restricted from being transferred to the Parent Company at December 31, 1997, under such regulatory or other restrictions. Dividends from subsidiaries includes $835 million in equity transfers to the Parent Company related to internal bank consolidations in 1997.
      At both December 31, 1997 and 1996, the estimated fair value of the Parent Company's loans was $2.7 billion.
      See Note 11 for information related to the Parent Company's junior subordinated deferrable interest debentures.
      The Parent Company's condensed balance sheets as of December 31, 1997 and 1996, and the related condensed statements of income and cash flows for the three-year period ended December 31, 1997, are presented below. The condensed financial statements of the Parent Company as of December 31, 1996, and for the two-year period then ended reflect the November 28, 1997, merger of Signet's parent company into the Parent Company on a net basis within the investment in wholly owned subsidiaries and equity in undistributed net income of subsidiaries line classifications, as appropriate.

--------------------------------------------------------------------------------------------------------------------

CONDENSED BALANCE SHEETS
                                                                                                       December 31,
                                                                                              ----------------------

(In millions)                                                                                      1997        1996
--------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-bearing balances with bank subsidiary                                              $    4,215       2,160
Securities purchased under resale agreements                                                       381         306
--------------------------------------------------------------------------------------------------------------------
        Total cash and cash equivalents                                                          4,596       2,466
--------------------------------------------------------------------------------------------------------------------
Securities available for sale (amortized cost $436 in 1997; $256 in 1996)                          437         265
Investment securities                                                                               28          -
Loans, net of unearned income ($1 in 1997 and $1 in 1996)                                          154         108
  Allowance for loan losses                                                                          -          (1)
--------------------------------------------------------------------------------------------------------------------
        Loans, net                                                                                 154         107
--------------------------------------------------------------------------------------------------------------------
Loans due from subsidiaries
  Banks                                                                                          1,835       1,785
  Bank holding companies                                                                           174         311
  Other subsidiaries                                                                               494         512
Investments in wholly owned subsidiaries
  Arising from investments in equity in undistributed net income of subsidiaries
    Banks                                                                                        9,125       6,168
    Bank holding companies                                                                       2,357       5,288
    Other subsidiaries                                                                             619         513
--------------------------------------------------------------------------------------------------------------------
                                                                                                12,101      11,969
  Arising from purchase acquisitions                                                               101          93
--------------------------------------------------------------------------------------------------------------------
        Total investments in wholly owned subsidiaries                                          12,202      12,062
--------------------------------------------------------------------------------------------------------------------
Other assets                                                                                       585         416
--------------------------------------------------------------------------------------------------------------------
        Total                                                                               $   20,505      17,924
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                                             1          -
Commercial paper                                                                                   871       1,021
Other short-term borrowings with affiliates                                                        755         651
Other liabilities                                                                                  704         203
Long-term debt                                                                                   5,121       4,607
Junior subordinated deferrable interest debentures                                               1,021         510
--------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                                        8,473       6,992
Stockholders' equity                                                                            12,032      10,932
--------------------------------------------------------------------------------------------------------------------
        Total                                                                               $   20,505      17,924
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------

CONDENSED STATEMENTS OF INCOME

                                                                                            Years Ended December 31,
                                                                                  ----------------------------------

(In millions)                                                                          1997        1996        1995
--------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans                                                      $      177         158         134
Interest and dividends on securities available for sale                                 26           8           4
Interest and dividends on investment securities                                          3          -           -
Other interest income from subsidiaries                                                172          73          84
--------------------------------------------------------------------------------------------------------------------
        Total interest income                                                          378         239         222
--------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on short-term borrowings                                                       82          68          71
Interest on long-term debt                                                             416         278         234
--------------------------------------------------------------------------------------------------------------------
        Total interest expense                                                         498         346         305
--------------------------------------------------------------------------------------------------------------------
Net interest income                                                                   (120)       (107)        (83)
Provision for loan losses                                                               (1)         -           -
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                                   (119)       (107)        (83)
--------------------------------------------------------------------------------------------------------------------
NONINTEREST INCOME
Dividends from subsidiaries
  Banks                                                                              1,601         610         508
  Bank holding companies                                                               452       1,693         275
  Other subsidiaries                                                                    25          15          10
Securities available for sale transactions                                               6          -           10
Investment security transactions                                                         3          -           -
Sundry income                                                                          537         362         320
--------------------------------------------------------------------------------------------------------------------
        Total noninterest income                                                     2,624       2,680       1,123
--------------------------------------------------------------------------------------------------------------------
NONINTEREST EXPENSE                                                                    468         316         279
--------------------------------------------------------------------------------------------------------------------
Income before income taxes (benefits) and equity in undistributed
  net income of subsidiaries                                                         2,037       2,257         761
Income taxes (benefits)                                                                 20         (18)        (14)
--------------------------------------------------------------------------------------------------------------------
Income before equity in undistributed net income of subsidiaries                     2,017       2,275         775
Equity in undistributed net income of subsidiaries                                    (121)       (651)        766
--------------------------------------------------------------------------------------------------------------------
        Net income                                                                   1,896       1,624       1,541
Dividends on preferred stock                                                            -            9          26
--------------------------------------------------------------------------------------------------------------------
        Net income applicable to common stockholders                            $    1,896       1,615       1,515
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

CONDENSED STATEMENTS OF CASH FLOWS

                                                                                            Years Ended December 31,
                                                                                  ----------------------------------

(In millions)                                                                          1997        1996        1995
--------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                      $    1,896       1,499       1,430
Adjustments to reconcile net income to net cash provided (used) by operating activities
    Equity in undistributed net income of subsidiaries                                 121         776        (655)
    Accretion and revaluation losses on securities available for sale                    2           1          (4)
    Provision for loan losses                                                           (1)         -           -
    Securities available for sale transactions                                          (6)         -          (10)
    Investment security transactions                                                    (3)         -           -
    Depreciation and amortization                                                       13          10           6
    Deferred income taxes (benefits)                                                   (48)          5           1
    Other assets, net                                                                 (114)        130        (294)
    Other liabilities, net                                                             497         (82)          1
--------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                                    2,357       2,339         475
--------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
Increase (decrease) in cash realized from
  Sales of securities available for sale                                               161         104          99
  Purchases of securities available for sale                                          (335)       (171)       (125)
  Sales of investment securities                                                        18          -           -
  Purchases of investment securities                                                   (43)         -           -
  Advances to subsidiaries, net                                                        105        (328)       (595)
  Investments in subsidiaries                                                            6        (851)        363
  Longer-term loans originated or acquired                                            (382)       (244)       (101)
  Principal repaid on longer-term loans                                                336         212          97
  Purchases of premises and equipment, net                                             (18)        (26)         (7)
--------------------------------------------------------------------------------------------------------------------
        Net cash used by investing activities                                         (152)     (1,304)       (269)
--------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in cash realized from
  Deposits                                                                               1          -           -
  Commercial paper                                                                    (150)         79         546
  Other short-term borrowings, net                                                     104         190         161
  Issuance of junior subordinated deferrable interest debentures                       511         510          -
  Issuances of long-term debt                                                          525         852       1,292
  Payments of long-term debt                                                           (15)       (287)       (272)
  Sales of common stock                                                                722         279         249
  Purchases of preferred stock                                                          -           -           (7)
  Redemption of preferred stock                                                         -         (109)         -
  Purchases of common stock                                                         (1,024)       (968)     (1,199)
  Cash dividends paid                                                                 (749)       (620)       (529)
--------------------------------------------------------------------------------------------------------------------
        Net cash provided (used) by financing activities                               (75)        (74)        241
--------------------------------------------------------------------------------------------------------------------
        Increase in cash and cash equivalents                                        2,130         961         447
        Cash and cash equivalents, beginning of year                                 2,466       1,505       1,058
--------------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents, end of year                                  $    4,596       2,466       1,505
--------------------------------------------------------------------------------------------------------------------
CASH PAID FOR
Interest                                                                        $      436         321         288
Income taxes                                                                           200         225         338
NONCASH ITEMS
Increase in investments in subsidiaries as a result of acquisitions of
 institutions for common stock                                                           3       1,008         611
Assumption of long-term debt of liquidated affiliate                                    -           -           74
Effect on stockholders' equity of an unrealized gain (loss) on debt and equity securities included in
    Parent Company
      Securities available for sale                                                     (8)        (60)         27
      Other liabilities                                                                  4           3          24
    Parent Company subsidiaries
      Securities available for sale                                                    397        (153)        458
      Other assets                                                              $      133         (92)        136
--------------------------------------------------------------------------------------------------------------------

                               FINANCIAL TABLES

Table 6
SELECTED QUARTERLY DATA
--------------------------------------------------------------------------------------------------------------------------

                                                                          1997                                        1996
                               -------------------------------------------------------------------------------------------
(In millions, except per
  share data)                     Fourth         Third      Second      First     Fourth      Third     Second      First
--------------------------------------------------------------------------------------------------------------------------
Interest income                $   2,746         2,791       2,771      2,625      2,648      2,634      2,637      2,541
Interest expense                   1,330         1,328       1,311      1,221      1,276      1,251      1,256      1,212
--------------------------------------------------------------------------------------------------------------------------
Net interest income                1,416         1,463       1,460      1,404      1,372      1,383      1,381      1,329
Provision for loan losses            325           175         178        162        150        124         94         81
--------------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses        1,091         1,288       1,282      1,242      1,222      1,259      1,287      1,248
Securities available for sale
  transactions                        12            10           5          4         16          2          3         15
Investment security
  transactions                        -              2           1         -           1         -           2          1
Noninterest income                   905           835         809        813        757        667        605        567
Merger-related and
  restructuring charges (a)          210            -           59         -          -          -          -         281
SAIF special assessment (b)           -             -           -          -          -         135         -          -
Noninterest expense                1,450         1,292       1,295      1,283      1,238      1,199      1,173      1,127
--------------------------------------------------------------------------------------------------------------------------
Income before income
  taxes (benefits)                   348           843         743        776        758        594        724        423
Income taxes (benefits)              (14)          296         260        272        264        208        254        149
--------------------------------------------------------------------------------------------------------------------------
Net income                           362           547         483        504        494        386        470        274
Dividends on preferred stock          -             -          -          -            1          1          3          4
--------------------------------------------------------------------------------------------------------------------------
Net income applicable to
  common stockholders          $     362           547         483        504        493        385        467        270
--------------------------------------------------------------------------------------------------------------------------
PER COMMON
  SHARE DATA
  Basic earnings               $    0.57          0.88        0.78       0.80       0.80       0.63       0.75       0.43
  Diluted earnings                  0.56          0.87        0.77       0.79       0.79       0.62       0.74       0.43
  Cash dividends                    0.32          0.32        0.29       0.29       0.29       0.29       0.26       0.26
  Common stock price
    High                          52 7/8      50 11/16      47 7/8     47 3/4     38 1/2     33 7/8     32 1/4     31 3/8
    Low                         46 15/16        45 7/8      39 1/8     36 5/8     33 1/2     30 1/2     28 3/4     25 3/4
    Period-end                 $  51 1/4       50 1/16      46 1/4     40 1/2     37         33 3/8     30 3/8     30 1/8
--------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS (c)
After merger-related and
  restructuring charges and
  SAIF special assessment
    Return on assets (d)            0.94  %       1.43        1.28       1.40       1.33       1.06       1.28       0.78
    Return on common
      stockholders' equity (e)     12.29         19.63       18.09      19.15      19.23      15.70      18.73      11.14
Stockholders' equity to assets      7.77  %       7.38        7.03       7.27       6.93       6.71       6.81       7.10
--------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS (c)
Before merger-related and
  restructuring charges and
  SAIF special assessment
    Return on assets (d)            1.35  %       1.43        1.38       1.40       1.33       1.30       1.28       1.29
    Return on common
      stockholders' equity (e)     17.53  %      19.56       19.47      19.15      18.61      18.73      18.26      18.38
--------------------------------------------------------------------------------------------------------------------------
(a)  Merger-related restructuring charges amounted to $194 million after tax in 1997 and $181 million after tax in 1996.
(b)  The SAIF special assessment amounted to $87 million after tax in 1996.
(c)  Based on average balances.
(d)  Based on net income.
(e)  Based on net income applicable to common stockholders, excluding average net unrealized gains or losses on debt and equity securities.

MANAGEMENT'S ANALYSIS OF OPERATIONS
STOCKHOLDERS' EQUITY; Regulatory Capital
Page 22
--------------------------------------------------------------------------------

      Federal banking regulations require that bank holding companies and their subsidiary banks maintain minimum levels of capital. These banking regulations measure capital using three formulas including tier 1 capital, total capital and leverage capital. The minimum level for the ratio of total capital to risk-weighted assets (including certain off-balance sheet financial instruments, such as standby letters of credit and interest rate swaps) is currently 8 percent. At least half of total capital is to be composed of common equity, retained earnings and a limited amount of qualifying preferred stock, less certain intangible assets (tier 1 capital). The rest may consist of a limited amount of subordinated debt, nonqualifying preferred stock and a limited amount of the loan loss allowance (together with tier 1 capital, total capital). At December 31, 1997, the tier 1 and total capital ratios were 8.41 percent and 13.40 percent, respectively, compared with 7.33 percent and 12.33 percent at December 31, 1996. Amounts prior to 1997 are not restated for the Signet acquisition.
      In addition the Federal Reserve Board has established minimum leverage ratio requirements for bank holding companies. These requirements provide for a minimum leverage ratio of tier 1 capital to adjusted average quarterly assets equal to 3 percent for bank holding companies that meet specified criteria, including having the highest regulatory rating. All other bank holding companies are generally required to maintain a leverage ratio of at least 4 to 5 percent. The leverage ratio at December 31, 1997, was 6.81 percent and at December 31, 1996, it was an unrestated 6.13 percent.
      The requirements also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board has indicated it will continue to consider a tangible tier 1 leverage ratio (deducting all intangibles) in evaluating proposals for expansion or new activity. The Federal Reserve Board has not advised us of any specific minimum leverage ratio applicable to us.
      Each subsidiary bank is subject to similar capital requirements. None of our subsidiary banks has been advised of any specific minimum capital ratios applicable to it.
      The regulatory agencies also have adopted regulations establishing capital tiers for banks. Banks in the highest capital tier, or well capitalized, must have a leverage ratio of 5 percent, a tier 1 capital ratio of 6 percent and a total capital ratio of 10 percent. At December 31, 1997, our deposit-taking subsidiary banks met the capital and leverage ratio requirements for well capitalized banks. We expect to maintain these ratios at the required levels by the retention of earnings and, if necessary, the issuance of additional capital. Failure to meet certain capital ratio or leverage ratio requirements could subject a bank to a variety of enforcement remedies, including termination of deposit insurance by the FDIC. First Union Home Equity Bank, N.A., First Union Trust Company, N.A., and First Union Direct Bank, N.A., are not deposit-taking banks.

Table 18
CAPITAL RATIOS

------------------------------------------------------------------------------------------------------------------------

                                                                                                Years Ended December 31,
                                                 -----------------------------------------------------------------------

(In millions)                                         1997          1996        1995      1994        1993        1992
------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED CAPITAL RATIOS (a)
Qualifying capital
  Tier 1 capital                                $    10,215        7,633       6,551     4,467       4,343       3,189
  Total capital                                      16,279       12,842      11,198     7,451       6,961       4,948
Adjusted risk-based assets                          121,503      104,126      97,830    57,594      47,529      34,574
Adjusted leverage ratio assets                  $   149,921      124,419     119,421    73,011      70,786      48,672
Ratios
  Tier 1 capital                                       8.41 %       7.33        6.70      7.76        9.14        9.22
  Total capital                                       13.40        12.33       11.45     12.94       14.64       14.31
  Leverage                                             6.81         6.13        5.49      6.12        6.13        6.55
Stockholders' equity to assets
  Year-end                                             7.65         7.14        6.86      6.98        7.36        6.99
  Average                                              7.37 %       6.82        7.23      7.52        7.11        6.89
------------------------------------------------------------------------------------------------------------------------
BANK CAPITAL RATIOS (b)
Tier 1 capital
  First Union National Bank (North Carolina)           6.97 %       6.43        6.46      7.32        8.24        7.22
  First Union National Bank (New Jersey)              10.70         8.98        9.16        -           -           -
  First Union Bank of Delaware                        11.83        13.61       25.45        -           -           -
  First Union Home Equity Bank                        10.95         8.40        7.50      7.60          -           -
Total capital
  First Union National Bank (North Carolina)          10.20        10.20       10.15     10.69       11.35       10.60
  First Union National Bank (New Jersey)              13.99        12.22       10.95        -           -           -
  First Union Bank of Delaware                        13.09        14.87       26.74        -           -           -
  First Union Home Equity Bank                        13.20        10.77       10.09     12.10          -           -
Leverage
  First Union National Bank (North Carolina)           6.02         5.95        5.72      6.10        5.52        5.46
  First Union National Bank (New Jersey)               7.06         7.06        7.43        -           -           -
  First Union Bank of Delaware                         6.24        10.60       17.20        -           -           -
  First Union Home Equity Bank                        10.16 %       7.84        6.48      7.22          -           -
------------------------------------------------------------------------------------------------------------------------

(a) Risk-based capital ratio guidelines require a minimum ratio of tier 1 capital to risk-weighted assets of 4.00 percent and a minimum ratio of total capital to risk-weighted assets of 8.00 percent. The minimum leverage ratio of tier 1 capital to adjusted average quarterly assets is from 3.00 to 5.00 percent. The 1992-1996 capital ratios presented herein have not been restated to reflect the Signet pooling of interests acquisition.
(b) By the end of 1997, all First Union bank affiliates were merged into First Union National Bank (North Carolina), except those included herein. Accordingly, historical information related to such affiliates is not presented, and historical ratios for First Union National Bank (North Carolina) are not restated. On February 26, 1998, First Union National Bank (New Jersey) and First Union National Bank (North Carolina) were combined. The combined banks will operate as First Union National Bank.

                               FINANCIAL TABLES

Table 19
OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS (a)
----------------------------------------------------------------------------------------------------------------------
                                                     Weighted
                                                 Average Rate          Estimated
                                           ---------- -------  -----------------
                                                               Maturity
December 31, 1997               Notional                             In     Fair
(In millions)                     Amount    Receive      Pay   Years (b)   Value                 Comments
----------------------------------------------------------------------------------------------------------------------
ASSET RATE
  CONVERSIONS
  Interest rate swaps         $   11,655       6.46 %   5.87 %    3.59             Converts floating rate loans to fixed
    Carrying amount                                                     $      4   rate.  Adds to liability sensitivity.
    Unrealized gross gain                                                    121   Similar characteristics to a fixed
    Unrealized gross loss                                                     (7)  income security funded with
                                                                                   variable rate liabilities. Includes
                                                                                   $1.4 billion of callable swaps
                                                                                   expected to mature in December
                                                                                   1999 if swap rates are below 6.99
                                                                                   percent.
                                                                         --------
        Total                                                                118
                                                                         --------
  Forward interest rate swaps        725       6.20       -       2.97             Converts floating rate loans to fixed
    Carrying amount                                                            -   rates in future periods. Effective
    Unrealized gross gain                                                      1   December 1998 with put options on
    Unrealized gross loss                                                      _   forward swaps referenced under
                                                                                   "Rate Sensitivity Hedges" linked to
                                                                         --------  this item.
        Total                                                                  1
                                                                         --------
  Interest rate floors               500       6.07     5.84      1.19             Paid a premium to convert floating
    Carrying amount                                                            3   rate loans to fixed rate when 3
    Unrealized gross gain                                                      _   month LIBOR is below an average
    Unrealized gross loss                                                     (1)  of 6.07 percent.
                                                                         --------
        Total                                                                  2
-----------------------------------------                                --------
        Total asset rate
          conversions         $   12,880       6.43 %   5.86 %    3.46  $    121
---------------------------------------------------------------------------------
LIABILITY RATE
  CONVERSIONS                                                                  -
  Interest rate swaps         $    6,883       7.05 %   5.93 %    9.37             Converts $4.6 billion of fixed rate
    Carrying amount                                                     $     12   long-term debt to floating rate by
    Unrealized gross gain                                                    258   matching the terms of the swap
    Unrealized gross loss                                                     (7)  to the debt issue. Also converts $648
                                                                                   million of fixed rate CDs to variable
                                                                                   rate, $650 million of fixed rate bank
                                                                                   notes to floating rate and $1 billion
                                                                                   of fixed rate trust capital securities
                                                                                   to variable rate.
        Total                                                                263
                                                                         --------
  Interest rate floors               250       4.43        -      3.45             $250 million floor offsets a
    Carrying amount                                                            1   corresponding rate purchased floor
    Unrealized gross gain                                                      -   in long-term debt.
    Unrealized gross loss                                                     (1)
                                                                         --------
        Total                                                                  -
-----------------------------------------                                --------
        Total liability rate
          conversions         $    7,133       6.96 %   5.93 %    9.17  $    263
---------------------------------------------------------------------------------

                                                                                   (Continued)

                               FINANCIAL TABLES

Table 19
OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS (a)
----------------------------------------------------------------------------------------------------------------------
                                                     Weighted
                                                 Average Rate           Estimated
                                          -------------------  ------------------
                                                               Maturity
December 31, 1997               Notional                             In      Fair
(In millions)                    Amount     Receive      Pay   Years (b)    Value                 Comments
------------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY
  HEDGES
  Put options on forward swaps$      725         -%     6.20 %    0.95              Paid a premium for the right to
    Carrying amount                                                      $      5   terminate $725 million of forward
    Unrealized gross gain                                                           interest rate swaps based on
    Unrealized gross loss                                                           interest rates in effect in December
                                                                          --------  1998.  Reduces liability sensitivity.
        Total                                                                   5
                                                                          --------
  Interest rate caps (LIBOR)         158       5.88     7.03      1.86              Paid a premium for the right to lock
    Carrying amount                                                             1   in 3 month LIBOR reset rates on
    Unrealized gross gain                                                       -   pay variable rate swaps.
    Unrealized gross loss                                                      (1)
                                                                          --------
        Total                                                                   -
                                                                          --------
Interest rate caps (CMT)           2,200         -      5.70      3.96              Paid a premium for the right to lock
    Carrying amount                                                            26   in 1 year Treasury rates for the
    Unrealized gross gain                                                       -   purpose of converting floating rate
    Unrealized gross loss                                                       -   liabilities to fixed rate.
                                                                          --------
        Total                                                                  26
                                                                          --------
  Short eurodollar futures        12,301         -      6.13      0.42              Locks in 3 month LIBOR reset rates
    Carrying amount                                                             -   on pay variable rate swaps.  $4.8
    Unrealized gross gain                                                       -   billion effective March 1998 and
    Unrealized gross loss                                                     (10)  June 1998 and $2.8 billion effective
                                                                          --------  September 1998.
        Total                                                                 (10)
                                                                          --------
  Short Deutschemark futures          56          -     3.94      0.21              Locks in 3 month Deutschemark
    Carrying amount                                                             -   funding levels in March 1998 for a
    Unrealized gross gain                                                       -   portion of the German bonds in the
    Unrealized gross loss                                                       -   foreign bond portfolio.
                                                                          --------
        Total                                                                   -
                                                                          --------
  Long eurodollar futures          2,000       6.62        -      1.33              Converts floating rate LIBOR-based
    Carrying amount                                                             -   loans to fixed rate. Adds to liability
    Unrealized gross gain                                                       3   sensitivity. Similar characteristics to
    Unrealized gross loss                                                       -   fixed income security funded with
                                                                                    variable rate liabilities. $500 million
                                                                                    effective December 1998, March
                                                                                    1999, June 1999 and September
                                                                                    1,999
                                                                          --------
        Total                                                                   3
                                                                          --------
  Call Options on eurodollar
    futures                          768       6.79        -      0.46              Paid a premium for the right to buy
      Carrying amount                                                           -   Eurodollar futures that convert
      Unrealized gross gain                                                     2   floating rate LIBOR-based loans to
      Unrealized gross loss                                                     -   fixed rate.  Interest rate risk limited
                                                                                    to premium paid.  $256 million
                                                                                    effective March 1998, June 1998
                                                                                    and September 1998.
                                                                          --------
        Total                                                                   2
                                                                          --------
  CMT Floor                          100       6.42     5.84      3.34              First Union Mortgage Corporation
    Carrying amount                                                             1   paid a premium for a CMT floor in
    Unrealized gross gain                                                       1   order to offset the decline in value
    Unrealized gross loss                                                       -   of mortgage servicing in a falling
                                                                                    rate environment.
                                                                          --------
        Total                                                                   2
-----------------------------------------                                 --------
        Total rate sensitivity
          hedges              $   18,308       6.61 %   6.07 %    1.00   $     28
----------------------------------------------------------------------------------
(a)  Includes only off-balance sheet derivative financial instruments related to interest rate risk management activities.
(b)  Estimated maturity approximates average life except for eurodollar futures, average life of .25 years.  London Interbank
Offered Rates (LIBOR) - The average of interbank offered rates on dollar deposits in the London market, based on quotations at five major banks. Weighted average pay rates are generally based on one to six month LIBOR.  Pay rates reset at predetermined reset dates over the life of the contract.  Rates shown are the pay rates in effect as of December 31, 1997.
Weighted average receive rates are fixed rates set at the time the contract was transacted.  Carrying amount includes accrued interest receivable/payable and unamortized premiums paid/received.

                                                                                  (Continued)

                               FINANCIAL TABLES

Table 19
OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS (a)
----------------------------------------------------------------------------------------------------------------------

                                                    Weighted
                                                Average Rate           Estimated
                                           -----------------   -----------------
                                                               Maturity
December 31, 1996               Notional                             In      Fair
(In millions)                    Amount     Receive      Pay   Years (b)    Value                 Comments
------------------------------------------------------------------------------------------------------------------------
ASSET RATE
CONVERSIONS
  Interest rate swaps         $   20,330       6.24 %   5.52 %    1.89              Converts floating rate loans to fixed
    Carrying amount                                                      $      3   rate.  Adds to liability sensitivity.
    Unrealized gross gain                                                     129   Similar characteristics to a fixed
    Unrealized gross loss                                                     (23)  income security funded with
                                                                                    variable rate liabilities. Includes
                                                                                    $4.8 billion of indexed amortizing
                                                                                    swaps, with $1.3 billion maturing
                                                                                    within 1 year and $3.5 billion within
                                                                                    4 years.
                                                                          --------
        Total                                                                 109
                                                                          --------
  Interest rate floors               550       5.98     5.50      1.96              Paid a premium to convert floating
    Carrying amount                                                             5   rate loans to fixed rate when 3
    Unrealized gross gain                                                       -   month LIBOR is below 6.00
    Unrealized gross loss                                                       -   percent (approximately).
        Total                                                                   5
                                                                          --------
  Forward bullet interest
    rate swaps                        57       7.83        -      1.21              Converts floating rate loans to fixed
      Carrying amount                                                           -   rates in future periods. Effective
      Unrealized gross gain                                                     1   March 1997.
      Unrealized gross loss                                                     -
                                                                          --------
        Total                                                                   1
-----------------------------------------                                 --------
        Total asset rate
          conversions         $   20,937       6.24 %   5.50 %    1.89   $    115
----------------------------------------------------------------------------------
LIABILITY RATE
  CONVERSIONS
  Interest rate swaps         $    7,811       6.81 %   5.68 %    5.57          -   Converts $4.2 billion of fixed rate
    Carrying amount                                                      $     21   long-term debt to floating rate by
    Unrealized gross gain                                                     122   matching the terms of the swap
    Unrealized gross loss                                                     (53)  to the debt issue. Rate sensitivity
                                                                                    remains unchanged due to the
                                                                                    direct linkage of the swap to the
                                                                                    debt issue. Also converts $2.6
                                                                                    billion of fixed rate CDs to variable
                                                                                    rate and $1.1 billion of fixed rate
                                                                                    bank notes to floating rate.
                                                                          --------
        Total                                                                  90
                                                                          --------
  Other financial instruments        250       4.42         -     4.45              $150 million floor offsets a
    Carrying amount                                                             2   corresponding rate floor in long-
    Unrealized gross gain                                                       -   term debt.
    Unrealized gross loss                                                      (2)
                                                                          --------
        Total                                                                   -
-----------------------------------------                                 --------
        Total liability rate
          conversions         $    8,061       6.74 %   5.50 %    5.54   $     90
----------------------------------------------------------------------------------
ASSET HEDGES
Forward sale of Treasury notes$      662          - %   5.74 %    0.03              Sold U.S. Treasury notes forward to
  Carrying amount                                                        $      -   hedge the market value of similar
  Unrealized gross gain                                                         5   U.S. Treasury notes in the available
  Unrealized gross loss                                                         -   for sale portfolio.
        Total                                                                   5
-----------------------------------------                                 --------
        Total asset hedges    $      662          - %   5.74 %    0.03   $      5
----------------------------------------------------------------------------------

                                                                                    (Continued)

                               FINANCIAL TABLES

Table 19
OFF-BALANCE SHEET DERIVATIVE FINANCIAL INSTRUMENTS (a)
----------------------------------------------------------------------------------------------------------------------

                                                    Weighted
                                                Average Rate            Estimated
                                          ------------------   ------------------
                                                               Maturity
December 31, 1996               Notional                             In      Fair
(In millions)                    Amount     Receive      Pay   Years (b)    Value                 Comments
----------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY
  HEDGES
  Put options on eurodollar
    futures                   $   12,678          - %   6.37 %    0.31              Paid a premium for the right to lock
      Carrying amount                                                    $      6   in the 3 month LIBOR reset rates on
      Unrealized gross gain                                                     -   pay variable rate swaps. $7.6 billion
      Unrealized gross loss                                                    (5)  effective  March 1997; $5.1 billion
                                                                                    effective June 1997.
                                                                          --------
        Total                                                                   1
                                                                          --------
  Interest rate caps                 168       5.54     7.03      2.70              Paid a premium for the right to lock
    Carrying amount                                                             1   in 3 month LIBOR reset rates on
    Unrealized gross gain                                                       -   pay variable rate swaps.
    Unrealized gross loss                                                       -
                                                                          --------
        Total                                                                   1
                                                                          --------
  Short futures                   15,062          -     5.84      0.22              Locks in 3 month LIBOR reset rates
    Carrying amount                                                             -   on pay variable rate swaps. $15.0
    Unrealized gross gain                                                       -   billion effective March 1997;
    Unrealized gross loss                                                     (11)  $89 million effective June 1997.
                                                                          --------
        Total                                                                 (11)
                                                                          --------
  CMT floor                          100       6.42     6.37      4.34              First Union Mortgage Corporation
    Carrying amount                                                             1   paid a premium for a CMT floor in
    Unrealized gross gain                                                       1   order to offset the decline in value of
    Unrealized gross loss                                                       -   mortgage servicing in a falling rate
                                                                                    environment.
                                                                          --------
        Total                                                                   2
                                                                          --------
  Long eurodollar futures         14,550       6.29       -       1.28              Converts floating rate LIBOR-based
    Carrying amount                                                             -   loans to fixed rate. Adds to liability
    Unrealized gross gain                                                       8   sensitivity. Similar characteristics to
    Unrealized gross loss                                                      (2)  fixed income security funded with
                                                                                    variable rate liabilities. $4.6 billion
                                                                                    effective September 1997; $2.0
                                                                                    billion effective December 1997,
                                                                                    March 1998, June 1998 and
                                                                                    September 1998; $500 million
                                                                                    effective December 1998, March
                                                                                    1999, June 1999 and
                                                                                    September 1999.
                                                                          --------
        Total                                                                   6
-----------------------------------------                                 --------
        Total rate sensitivity
          hedges              $   42,558       6.28 %   6.09 %    0.63   $     (1)
----------------------------------------------------------------------------------
(a)  Includes only off-balance sheet derivative financial instruments related to interest rate risk management activities.
(b)  Estimated maturity approximates duration except for forward bullets, average duration of 1.0 years; and long eurodollar futures, average duration of .25 years. London Interbank Offered Rates (LIBOR) - The average of interbank offered rates on dollar deposits in the London market, based on quotations at five major banks. Weighted average pay rates are generally based on one to six month LIBOR. Pay rates related to forward interest rate swaps are set on the future effective date. Pay rates reset at predetermined reset dates over the life of the contract. Rates shown are the rates in effect as of December 31,
1996. Weighted average receive rates were set at the time the contract was transacted. Carrying amount includes accrued interest receivable/payable, unamortized premiums paid/received and any related margin accounts.


                               FINANCIAL TABLES

Table 20
OFF-BALANCE SHEET DERIVATIVES - EXPECTED MATURITIES (a)
--------------------------------------------------------------------------------------------------------------------------
December 31, 1997                                      1 Year        1-2         2-5        5-10    After 10
(In millions)                                         or Less      Years       Years       Years       Years       Total
--------------------------------------------------------------------------------------------------------------------------
ASSET RATE CONVERSIONS
Notional amount                                 $       1,072        601       8,429       2,778         -        12,880
Weighted average receive rate                            5.44 %     5.96        6.59        6.41         -          6.43
Estimated fair value                            $          (6)         1         116          10         -           121
--------------------------------------------------------------------------------------------------------------------------
LIABILITY RATE CONVERSIONS
Notional amount                                 $         953        338         954       3,300       1,588       7,133
Weighted average receive rate                            6.01 %     7.83        7.41        6.82        7.35        6.96
Estimated fair value                            $           1         10          45         123          84         263
--------------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY HEDGES
Notional amount                                 $      13,680      1,560       3,068          -           -       18,308
Weighted average receive rate                            6.66 %     6.60        6.26          -           -         6.61
Estimated fair value                            $          (7)         3          32          -           -           28
--------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------

December 31, 1996                                      1 Year        1-2         2-5        5-10    After 10
(In millions)                                         or Less      Years       Years       Years       Years       Total
--------------------------------------------------------------------------------------------------------------------------
ASSET RATE CONVERSIONS
Notional amount                                 $      11,083      1,532       8,322          -           -       20,937
Weighted average receive rate                            6.12 %     5.28        6.57          -           -         6.24
Estimated fair value                            $          34        (21)        102          -           -          115
--------------------------------------------------------------------------------------------------------------------------
LIABILITY RATE CONVERSIONS
Notional amount                                 $       1,370      1,414         767       3,950         560       8,061
Weighted average receive rate                            6.59 %     5.98        7.44        6.93        6.74        6.74
Estimated fair value                            $          11          5          30          58         (14)         90
--------------------------------------------------------------------------------------------------------------------------
ASSET HEDGES
Notional amount                                 $         662         -           -           -           -          662
Weighted average receive rate                              -  %       -           -           -           -           -
Estimated fair value                            $           5         -           -           -           -            5
--------------------------------------------------------------------------------------------------------------------------
RATE SENSITIVITY HEDGES
Notional amount                                 $      34,300      6,555       1,703          -           -       42,558
Weighted average receive rate                            5.90 %     6.58        6.55          -           -         6.28
Estimated fair value                            $         (10)         6           3          -           -           (1)
--------------------------------------------------------------------------------------------------------------------------
(a)  Includes only off-balance sheet derivative financial instruments related to interest rate risk management activities. Pay rates are generally based on one to six month LIBOR and reset at predetermined reset dates. Current pay rates are not necessarily indicative of future pay rates, and therefore, they have been excluded from the above table. Weighted average pay rates are indicated in Table 19.

                               FINANCIAL TABLES

Table 21
OFF-BALANCE SHEET DERIVATIVES ACTIVITY (a)
---------------------------------------------------------------------------------------------------------------------

                                                              Asset    Liability                   Rate
                                                               Rate         Rate     Asset  Sensitivity
(In millions)                                           Conversions  Conversions    Hedges       Hedges        Total
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                              $    18,543        7,432     1,016       29,674       56,665
Additions                                                     7,740        2,583       662       80,229       91,214
Maturities/Amortizations                                     (5,241)      (1,954)     (697)     (41,023)     (48,915)
Terminations                                                   (105)          -       (319)     (26,322)     (26,746)
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                                   20,937        8,061       662       42,558       72,218
Additions                                                     3,694        1,628        -        41,480       46,802
Maturities/Amortizations                                    (11,251)      (1,725)     (662)     (51,744)     (65,382)
Terminations                                                   (500)        (831)       -       (13,986)     (15,317)
---------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                               $   12,880        7,133        -        18,308       38,321
---------------------------------------------------------------------------------------------------------------------
(a)  Includes only off-balance sheet derivative financial instruments related to interest rate risk management activities.